                                                                 CONFORMED COPY

                                                                    EXHIBIT 2.1



               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG



                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY


                                      and


                             AIMCO PROPERTIES, L.P.


                                      and


                         INSIGNIA FINANCIAL GROUP, INC.


                                      and


                          INSIGNIA/ESG HOLDINGS, INC.





                            Dated as of May 26, 1998

                               TABLE OF CONTENTS

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ARTICLE I                 THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.1      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.2      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.3      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II                TREATMENT OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.1      Effect of the Merger on Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.2      Payment of Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 2.3      IFG Liabilities at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE III               THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.1      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE IV                REPRESENTATIONS AND WARRANTIES OF IFG . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.1      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.2      Organization and Qualification; Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.3      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.4      Authority; Non-Contravention; Statutory Approvals; Compliance . . . . . . . . . . . . . . .  20
         Section 4.5      IFG SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.6      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.7      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.8      Registration Statement and Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.9      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.10     Employee Matters; ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.11     Environmental Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.12     Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.13     Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.14     HUD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.15     Deficit Restoration Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.16     Earnings and Profits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.17     Absence of Inducement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE IVA      REPRESENTATIONS AND WARRANTIES OF SPINCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.1A     Authority; Non-Contravention; Statutory Approvals; Compliance . . . . . . . . . . . . . . .  31
         Section 4.2A     Absence of Inducement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE V                 REPRESENTATIONS AND WARRANTIES OF AIMCO . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.1      Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.2      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
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         Section 5.3      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 5.4      Authority; Non-Contravention; Statutory Approvals; Compliance . . . . . . . . . . . . . . .  34
         Section 5.5      Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.6      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.7      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.8      Registration Statement and Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.9      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 5.10     Employee Matters; ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 5.11     Environmental Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.12     HUD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 5.13     Absence of Inducement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE VI                CONDUCT OF BUSINESS PENDING THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.1      Covenants of IFG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.2      Covenants of AIMCO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE VII      ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 7.1      Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 7.2      Proxy Statement and Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 7.3      Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 7.4      Approval of IFG Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 7.5      Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 7.6      No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 7.7      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 7.8      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 7.9      REIT Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 7.10     Offer to Acquire Minority Interest in IPT . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 7.11     Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 7.12     Employees; Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 7.13     Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 7.14     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 7.15     Breaches  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.16     SpinCo Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.17     [Intentionally Omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.18     Approval of AIMCO Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.19     No Stock Purchase Intention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.20     Maintenance of IFG's Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 7.21     Intercompany/Consolidated Return Gain . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 7.22     Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 7.23     Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 7.24     TOPR Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 7.25     Names and Trademarks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
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         Section 7.26     E&P Estimate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 7.27     Preparation of Tax Returns; Tax Cooperation . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 7.28     Indemnity Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 7.29     Ambassador Proxy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 7.30     Winthrop  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

ARTICLE VIII     CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 8.1      Conditions to Each Party's Obligation to Effect the Merger  . . . . . . . . . . . . . . . .  61
         Section 8.2      Conditions to Obligation of AIMCO to Effect the Merger  . . . . . . . . . . . . . . . . . .  62
         Section 8.3      Conditions to Obligation of IFG to Effect the Merger  . . . . . . . . . . . . . . . . . . .  64

ARTICLE IX                TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 9.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 9.2      Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 9.3      Termination Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 9.4      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 9.5      Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 9.6      Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

ARTICLE X                 GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 10.1     Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 10.2     Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 10.3     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 10.4     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 10.5     Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 10.6     Counterparts; Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 10.7     Parties' Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 10.8     Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 10.9     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 10.10    Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 10.11    Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 10.12    Breaches  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
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                            INDEX OF PRINCIPAL TERMS

Term                                                                                                                 Page
                                                                                                                     ----
7.5% Preferred  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Original Indemnification Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Acquisition Cost  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Acquisition Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Adjusted Net Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Aggregate Cash Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
AIMCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
AIMCO Articles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
AIMCO Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
AIMCO Class B Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
AIMCO Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
AIMCO Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
AIMCO Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
AIMCO Index Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
AIMCO Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
AIMCO Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
AIMCO Preferred . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
AIMCO Required Statutory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
AIMCO SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
AIMCO Stockholders' Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
AIMCO Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
AIMCO Welfare Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
AIMCOLP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Alternative Analyst . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Ambassador Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
AMIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
AMIT Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Base Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Break-Up Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Break-Up Fee Ruling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Call Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Canceled Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Cash Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Class B Common  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
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Term                                                                                                                 Page
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Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Closing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Confidentiality Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Covered Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Effective AIMCO Common Conversion Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Employee Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Environmental Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Environmental Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Estimated Closing Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Exercise Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Existing 401(k) Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Existing LTD Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Existing Restoration Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Existing Welfare Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Final Closing Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Flex Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Former Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Governmental Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
HUD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
HUD Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
HUD Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
HUD Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
IFG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
IFG 401(k) Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
IFG Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
IFG Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
IFG Common Stock Equivalents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
IFG Convertible Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
IFG Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
IFG Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
IFG Flex Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55





                                      (v)

Term                                                                                                                 Page
                                                                                                                     ----
IFG LTD Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
IFG Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
IFG Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
IFG Preferred . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
IFG Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
IFG Required Statutory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
IFG Restoration Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
IFG SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
IFG Stock Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
IFG Stockholders' Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
IFG VEBA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
IFG Welfare Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Indemnification Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Investment Limited Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
IPLP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
IPT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
IPT Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
IPT Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
IPT Preferred . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
IPT Stock Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Irrevocable Proxy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Lehman  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Liquidated Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
MAE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
MAE Asset Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
MAE Asset Sale Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Material IFG Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Material Non-REIT Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Material REIT Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Maximum Cash Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
MGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
New York Residential Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Original Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
PCBs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Post-Closing Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13





                                      (vi)

Term                                                                                                                 Page
                                                                                                                     ----
Prior Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Qualifying Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
REIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
REIT GP Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
REIT Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Retained Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Return Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Revised Closing Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Series E Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Series E Conversion Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Series E Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Series E Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Series F Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Series F Conversion Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Series F Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Series F Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Special Dividend Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Spin Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Spin Off Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Spin Off Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SpinCo  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SpinCo LTD Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SpinCo Restoration Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SpinCo Vacation Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SpinCo VEBA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SpinCo Welfare Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Status Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Superior Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Tax Ruling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Tender Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Termination Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
TOPRs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
TOPRs Conversion Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6





                                     (vii)

Term                                                                                                                 Page
                                                                                                                     ----
Trade Marks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Transaction Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Transfer Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
VEBA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Voting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Voting Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





                                     (viii)

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


                 AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 26, 1998, by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), Insignia Financial Group, Inc., a Delaware corporation ("IFG"), with respect to Article IVA, Sections 2.3, 6.1, 7.1, 7.2, 7.3, 7.5, 7.7, 7.8, 7.12, 7.16, 7.19(c), 7.27, 7.28, 7.29,
7.30, 8.1, 8.2 and Articles IX and X only, Insignia/ESG Holdings, Inc., a Delaware corporation ("SpinCo"), and with respect to Section 9.3(b) only, AIMCO Properties, L.P., a Delaware limited partnership ("AIMCOLP").

                 WHEREAS, the respective boards of directors of AIMCO and IFG have approved the merger of IFG with and into AIMCO, with AIMCO being the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

                 WHEREAS, SpinCo is a wholly-owned subsidiary of IFG and because AIMCO would not enter into this Agreement to acquire IFG if SpinCo were not distributed by IFG prior to the Effective Date, IFG will cause all of the issued and outstanding shares of capital stock of SpinCo to be distributed to the stockholders of IFG (the "Spin Off") prior to the Merger and IFG intends to qualify the Spin Off as a tax-free distribution to its stockholders under
Section 355 and Section 368(a)(l)(D) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

                 WHEREAS, on March 17, 1998, AIMCO, IFG, Insignia/ESG, Inc. and AIMCOLP entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 thereto, dated as of April 24, 1998 (the "Original Agreement");

                 WHEREAS, the parties to the Original Agreement desire to supercede such Original Agreement, release Insignia/ESG, Inc. from any obligations under the Original Agreement, and enter into an amended and restated agreement to which Insignia/ESG Holdings, Inc., is a party;

                 WHEREAS, simultaneously with the execution and delivery of the Original Agreement, the following additional agreements and instructions (each of even date herewith) providing for the following related transactions and actions were executed and delivered:

                 (i) an Asset Purchase Agreement (the "MAE Asset Sale Agreement") between AIMCOLP and Metropolitan Asset Enhancement, L.P., a Delaware limited partnership ("MAE"), pursuant to which MAE has agreed to sell, and AIMCO Operating Partnership has agreed to purchase, all the multi-family apartment assets of MAE specified therein (the "MAE Asset Sale");

                 (ii) an Indemnification Agreement (the "Original Indemnification Agreement") between AIMCO and SpinCo, providing for indemnification of certain liabilities;

                 (iii) Voting Agreements (the "Voting Agreements") between AIMCO and certain stockholders of IFG;

                 (iv) Irrevocable Proxies (the "Irrevocable Proxies") between AIMCO and certain stockholders of IFG; and

                 (v) Call Option and Purchase Price Adjustment Agreements (the "Call Agreements") between certain stockholders of IFG and AIMCO;

                 WHEREAS, this Agreement amends and restates the Original Agreement and substitutes Insignia/ESG Holdings, Inc. as a party hereto in place of Insignia/ESG, Inc., and simultaneously the Original Indemnification Agreement is being amended and restated to substitute Insignia/ESG Holdings, Inc. as a party thereto in place of Insignia/ESG, Inc. (the "Indemnification Agreement");

                 WHEREAS, the Merger, the MAE Asset Sale and the Spin Off are collectively referred to herein as the "Transactions," and this Agreement, the MAE Asset Sale Agreement, the Indemnification Agreement, the Voting Agreements, the Irrevocable Proxies and the Call Agreements are collectively referred to herein as the "Transaction Documents;"

                 WHEREAS, AIMCO, as the surviving corporation in the Merger, intends that, following the Merger, it shall continue to be subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code;

                 WHEREAS, for Federal income tax purposes it is intended that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code; and

                 WHEREAS, SpinCo, IFG and AIMCO desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                 NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                   THE MERGER

                 Section 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), IFG shall be merged with and into AIMCO in accordance with the laws of the States of Maryland and Delaware. AIMCO shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the

State of Maryland. AIMCO after the Effective Time is sometimes referred to herein as the "Surviving Corporation." The effects and the consequences of the Merger shall be as set forth in Section 1.2.

                 Section 1.2  EFFECTS OF THE MERGER.  At the Effective Time,
(i) the Articles of Restatement of AIMCO, as in effect immediately prior to the Effective Time (the "AIMCO Articles"), shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and the AIMCO Articles, (ii) the by-laws of AIMCO, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the AIMCO Articles, and such by-laws, and (iii) the directors and officers of AIMCO immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified. Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of the Maryland General Corporation Law ("MGCL") and the Delaware General Corporation Law ("DGCL").

                 Section 1.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in Section 3.1), articles of merger shall be executed and filed by AIMCO and IFG with the Maryland Department of Assessment and Taxation pursuant to the MGCL and a certificate of merger shall be executed and filed by AIMCO and IFG with the Secretary of State of the State of Delaware pursuant to the applicable provisions of the DGCL. The Merger shall become effective upon the acceptance by the Maryland Department of Assessment and Taxation of the articles of merger and the filing with the Secretary of State of the State of Delaware of the certificate of merger relating to the Merger (the "Effective Time").


                                   ARTICLE II

                              TREATMENT OF SHARES

                 Section 2.1  EFFECT OF THE MERGER ON SHARES.

                 (a) CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

                 "AIMCO Index Price" means the aggregate of the daily average (computed based on the sum of the high and low sales prices of AIMCO Common Stock (as reported on the NYSE Composite Transactions reporting system) as published in The Wall Street Journal or, if not published therein, in another authoritative source, divided by two) on each of the twenty consecutive NYSE trading days ending the fifth NYSE trading day immediately preceding the Effective Time, divided by 20; provided, however, that if the AIMCO Index Price is greater than $38.00, then the AIMCO Index Price shall be deemed to be $38.00 for purposes of calculating the Series E Conversion Ratio and the Series F Conversion Ratio.

                 "Aggregate Cash Amount" means the aggregate amount of Merger Consideration AIMCO elects to pay in cash, if any, pursuant to Section 2.1(b).

                 "Cash Amount" means the Aggregate Cash Amount divided by the number of IFG Common Stock Equivalents as of the Effective Time.

                 "Exercise Amount" means the aggregate purchase price (including for this purpose exchange value or liquidation amount) that would be paid if all IFG Convertible Securities outstanding on the date immediately following the Closing were exercised, converted or exchanged on such date, plus the aggregate exercise price that would be paid if all options issued under the IFG Stock Plan outstanding on the date immediately following the Closing were exercised.

                 "Covered Person" means each individual who holds, as of the Effective Time, any vested or unvested option to purchase a share of IFG Common Stock granted pursuant to the IFG Stock Plan or any vested or unvested share of restricted IFG Common Stock granted pursuant to the IFG Stock Plan.

                 "Effective AIMCO Common Conversion Ratio" means the sum of (A) the Series E Conversion Ratio and (B) the Series F Conversion Ratio.

                 "IFG Common Stock" means Class A common stock, par value $0.01 per share, of IFG.

                 "IFG Common Stock Equivalents" means, as of any date of determination, the sum of (A) the aggregate number of shares of IFG Common Stock actually issued and outstanding on such date (excluding treasury shares and any shares of IFG Common Stock owned by any wholly owned Subsidiary of
IFG), plus (B) the aggregate number of shares of IFG Common Stock issuable as of such date pursuant to restricted stock awards (whether or not vested) granted under the IFG Stock Plan, plus (C) the aggregate number of shares of IFG Common Stock issuable as of such date upon exercise of outstanding options (whether or not vested) granted under the IFG Stock Plan, plus (D) the aggregate number of shares of IFG Common which would be issued on such date if all outstanding IFG Convertible Securities were exercised in full on such date.

                 "IFG Convertible Securities" means any and all securities issued by IFG or any Subsidiary of IFG (excluding stock options issued under the IFG Stock Plan) which are exercisable, convertible or exchangeable for or into shares of IFG Common Stock, but specifically excluding those certain 6 1/2% Trust Convertible Preferred Securities issued by Insignia Financing I as described in its prospectus dated January 22, 1997 (the "TOPRs").

                 "IFG Stock Plan" means, collectively, the Insignia 1992 Stock Incentive Plan, as amended, and the Insignia 1995 Non-Employee Director Stock Option Plan.

                 "Maximum Cash Amount" means (if applicable) the lesser of (i) $15,000,000 and (ii) the product of (x) $36.50 less the AIMCO Index Price, multiplied by (y) the number of IFG Common Stock Equivalents as of the Effective Time.

                 "Merger Consideration" means the aggregate per share consideration to be received by a holder of IFG Common Stock pursuant to
Section 2.1 of this Agreement.

                 "NYSE" means the New York Stock Exchange, Inc.

                 "Series E Amount" means (i) $203,000,000, in the event that the AIMCO Stockholders' Approval shall not have been obtained prior to the Effective Time, or (ii) $303,000,000 plus the TOPRs Conversion Amount, in the event that the AIMCO Stockholders' Approval shall have been obtained prior to the Effective Time; provided, however, that if the AIMCO Index Price is less than $36.50 and AIMCO is entitled to, and does, elect pursuant to Section 2.1(b) to pay part of the Merger Consideration in cash, then "Series E Amount" shall mean (i) $203,000,000 less the Aggregate Cash Amount, in the event that the AIMCO Stockholders' Approval shall not have been obtained prior to the Effective Time, or (ii) $303,000,000 plus the TOPRs Conversion Amount minus the Aggregate Cash Amount, in the event that the AIMCO Stockholders' Approval shall have been obtained prior to the Effective Time.

                 "Series E Conversion Ratio" means the quotient obtained by dividing (A) the sum of (x) the Series E Amount plus (y) the product of the Exercise Amount as of the Effective Time multiplied by Series E Factor, by (B) the product of the AIMCO Index Price multiplied by the number of IFG Common Stock Equivalents as of the Effective Time.

                 "Series E Factor" means the quotient of (A) the Series E Amount, divided by (B) the sum of the Series E Amount plus the Series F Amount.

                 "Series E Preferred Stock" means preferred stock of AIMCO designated as Series E Preferred Stock and having the terms, rights and preferences set forth in the form of Articles Supplementary attached as Exhibit 6E hereto.

                 "Series F Amount" means (i) $100,000,000 plus the TOPRs Conversion Amount, in the event that the AIMCO Stockholders' Approval shall not have been obtained prior to the Effective Time, or (ii) $0 (zero), in the event that the AIMCO Stockholders' Approval shall have been obtained prior to the Effective Time.

                 "Series F Conversion Ratio" means the quotient obtained by dividing (A) the sum of (x) the Series F Amount plus (y) the product of the Exercise Amount as of the Effective Time multiplied by Series F Factor, by (B) the product of the AIMCO Index Price multiplied by the number of IFG Common Stock Equivalents as of the Effective Time.

                 "Series F Factor" means the quotient of (A) the Series F Amount, divided by (B) the sum of the Series E Amount plus the Series F Amount.

                 "Series F Preferred Stock" means preferred stock of AIMCO designated as Series F Preferred Stock and having the terms, rights and preferences set forth in the form of Articles Supplementary attached as on
Exhibit 6F hereto.

                 "Special Dividend Amount" means the quotient of $50,000,000 divided by the number of IFG Common Stock Equivalents as of the Effective Time.

                 "TOPRs Conversion Amount" means an amount equal to the product of (x) $50.00, multiplied by (y) the number of TOPRs which have converted into shares of IFG Common Stock prior to the Effective Time (if any).

                 (b) AIMCO CASH ELECTION. If the AIMCO Index Price is less than $36.50, then AIMCO may elect to pay part of the Merger Consideration in cash by giving notice to IFG (as provided in Section 10.3) that it has elected to do so, which notice shall set forth the aggregate amount AIMCO has elected to pay in cash; provided, however, that such aggregate amount may not exceed the Maximum Cash Amount.

                 (c) COMMON STOCK OF IFG. Subject to Section 2.2, as of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of capital stock of IFG, each issued and outstanding share of IFG Common Stock, other than shares of IFG Common Stock beneficially owned by AIMCO or any wholly owned Subsidiary of AIMCO or IFG, shall be converted into and become the right to receive, (i) that number of fully paid and nonassessable shares of Series E Preferred Stock equal to the Series E Conversion Ratio, (ii) that number of fully paid and nonassessable shares of Series F Preferred Stock equal to the Series F Conversion Ratio, if any, and (iii) the Cash Amount, if any.

                 (d)      CANCELLATION OF IFG COMMON STOCK.   As of the
Effective Time, all such shares of IFG Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate (as defined in Section 2.2(b)), formerly representing any such shares shall cease to have any rights with respect to such shares, except the right to receive shares of Series E Preferred Stock, Series F Preferred Stock and cash, if any, contemplated by this Section 2.1 and cash in lieu of fractional shares and dividends and other distributions in accordance with Section 2.2. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of IFG, any shares of IFG Common Stock that are owned by IFG as treasury shares or by AIMCO or by any wholly owned Subsidiary of AIMCO or IFG shall be canceled and retired and shall cease to exist and no Merger Consideration or other consideration shall be issued or delivered in exchange therefor.

                 (e) IFG CONVERTIBLE SECURITIES. At the Effective Time, each then outstanding IFG Convertible Security shall, by virtue of this Agreement and without any further action of IFG,

AIMCO or the holder of such security, be assumed by AIMCO, and appropriate adjustments to the provisions thereof shall be made in accordance with the terms of such security. AIMCO covenants and agrees that the effective economic adjustment to each IFG Convertible Security at the time of the Merger shall be no less favorable to the holder thereof than the economic position such holder would have been in if it had exercised, converted or exchanged such IFG Convertible Security immediately prior to the Effective Time.

                 (f)      STOCK OPTIONS AND RESTRICTED STOCK.

                          (i) Stock Options. At the Effective Time, each then outstanding, unexercised option to purchase a share of IFG Common Stock granted under the IFG Stock Plan and held by a Covered Person, whether vested or unvested, shall, by virtue of this Agreement and without any further action of IFG, AIMCO or the holder of such option, be assumed by AIMCO and converted into an option to purchase that number of shares of AIMCO Common Stock equal to the Effective AIMCO Common Conversion Ratio, at an exercise price equal to the difference between (A) the quotient of the exercise price of such option in effect immediately prior to the Effective Time divided by the Effective AIMCO Common Conversion Ratio, less (B) the quotient of the Special Dividend Amount divided by the Effective AIMCO Common Conversion Ratio, less (C) the Cash Amount, if any. Except for the foregoing adjustments and as provided in the last sentence of this subsection, each option so assumed by AIMCO under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the IFG Stock Plan and the applicable stock option agreement, as in effect immediately prior to the Effective Time. AIMCO agrees to use its best efforts to ensure that options intended to qualify as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. AIMCO covenants and agrees that if the employment of any Covered Person should terminate prior to the vesting of all options held by such Covered Person which were unvested at the Effective Time, then AIMCO shall, promptly after such termination, pay to either such Covered Person or SpinCo an amount equal to the "in the money" spread value of such remaining unvested options as of the Effective Time.

                          (ii) Restricted Stock. At the Effective Time, each unvested restricted share of IFG Common Stock awarded under the IFG Stock Plan and held by a Covered Person shall, by virtue of this Agreement and without any further action of IFG, AIMCO or the holder of such restricted share, be assumed by AIMCO and converted into that number of restricted shares of AIMCO Common Stock equal to the Effective AIMCO Common Conversion Ratio. Except as provided in the remainder of this subsection, each restricted share so assumed by AIMCO under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the IFG Stock Plan and the applicable restricted share agreement, as in effect immediately prior to the Effective Time. AIMCO covenants and agrees that it will pay to each such holder of restricted AIMCO Common Shares (1) an amount equal to the Cash Amount, if any, promptly following the Effective Time, (2) an amount equal to the Special Dividend Amount, as and when such dividends are paid in respect of the Series E Preferred Stock, and (3) all dividends paid in respect of AIMCO Common Shares from and after the Effective Time, in each case regardless of whether such restricted AIMCO Common Shares are vested at the applicable time. AIMCO further covenants and agrees that if any Covered Person is terminated as an employee of or consultant to AIMCO prior to the vesting of all restricted shares held by such Covered Person which were unvested at the Effective Time, then AIMCO shall, promptly after such termination, pay to either such Covered Person or SpinCo an amount equal to value of such remaining unvested restricted shares as of the Effective Time (determined based on the AIMCO Price Index, without giving effect to the proviso of the definition thereof).

                          (iii) Registration. AIMCO agrees to (1) take all corporate action necessary to reserve for issuance a sufficient number of shares of AIMCO Common Stock for delivery upon exercise of options and vesting of restricted shares in accordance with Sections 2.1(f)(i) and (ii), (2) cause such shares of AIMCO Common Stock to be covered by an effective registration statement on Form S-8 (or any successor or other appropriate forms), and (3) use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as the options and restricted shares remain outstanding.

                 (g) SAVING CLAUSE. It is the intention of the parties that the sum of (x) the consideration actually paid in respect of the shares of IFG Common Stock outstanding as of the Effective Time (including the Special Dividend Amount actually paid in respect thereof pursuant to the terms of the Series E Preferred Stock), plus (y) the economic effect of the adjustments to the IFG Convertible Securities, shall equal the sum of $353,000,000 plus the TOPRs Conversion Amount.

                 Section 2.2  PAYMENT OF MERGER CONSIDERATION.

                 (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practical after the Effective Time, AIMCO shall deposit, in trust for the benefit of holders of Certificates, with Bank Boston, N.A. (the "Exchange Agent") certificates representing shares of Series E Preferred Stock and Series F Preferred Stock required to effect the issuance referred to in Section 2.1(c), together with the Cash Amount, if any, and the cash payable in respect of fractional shares pursuant to Section 2.2(d) (collectively, the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose.

                 (b) PAYMENT PROCEDURES. As soon as practicable after the Effective Time, AIMCO shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificate" or the "Certificates") which immediately prior to the Effective Time represented outstanding shares of IFG Common Stock (the "Canceled Shares") that were canceled and became instead the right to receive Merger Consideration pursuant to Section 2.1(c): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by AIMCO), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive with respect to the shares of IFG Common Stock formerly represented thereby, (A) a certificate or certificates representing that number of whole shares of Series E Preferred Stock which such holder has the right to receive pursuant to the provisions of Section 2.1(c), (B) a certificate or certificates representing that number of whole shares of Series F Preferred Stock which such holder has the right to receive pursuant to the provisions of Section 2.1(c), (C) the Cash Amount, if any, which such holder is entitled to receive pursuant to Section 2.1(c) and (D) cash in lieu of fractional shares which such holder is entitled to receive pursuant to Section 2.2(d) hereof. In the event of a transfer of ownership of Canceled Shares which is not registered in the transfer records of IFG, a certificate representing that number of whole shares of Series E Preferred Stock, Series F Preferred Stock, the Cash Amount, if any, and cash in lieu of fractional shares may be issued to a transferee if the Certificate representing such Canceled Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable share transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Series E Preferred Stock, Series F Preferred Stock, the Cash Amount, if any, in respect thereof and cash in lieu of any fractional shares.

                 (c) DISTRIBUTIONS WITH RESPECT TO SHARES. No dividends or other distributions declared or made after the Effective Time with respect to shares of Series E Preferred Stock or Series F Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Series E Preferred Stock or Series F Preferred Stock represented thereby and no Cash Amount, if any, or cash payment in lieu of fractional shares shall be paid to any such holder until the holder of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Series E Preferred Stock or Series F Preferred Stock issued in consideration therefor, without interest, (i) at the time of such surrender, the Cash Amount, if any pursuant to Section 2.1, or any cash payable in lieu of fractional shares to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Series E Preferred Stock or Series F Preferred Stock, as the case may be, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Series E Preferred Stock or Series F Preferred Stock, as the case may be.

                 (d) NO FRACTIONAL SECURITIES. No scrip representing fractional shares of Series E Preferred Stock or Series F Preferred Stock shall be issued in the Merger and, except as provided in this Section 2.2(d), no dividend or other distribution, stock split or interest shall relate to any such fractional share, and such fractional share shall not entitle the owner thereof to vote or to any other rights of a stockholder of AIMCO. In lieu of any fractional share of Series E Preferred Stock to which a holder of IFG Common Stock would otherwise be entitled, such holder, upon surrender of a Certificate representing IFG Common Stock as described in this Section, shall be paid an amount in cash (without interest) equal to the product of (x) the AIMCO Index Price (computed without giving effect to the proviso of the definition thereof) multiplied by (y) the fraction of a share of Series E Preferred Stock to which such holder would otherwise be entitled. In lieu of any fractional share of Series F Preferred Stock to which a holder of IFG Common Stock would otherwise be entitled, such holder, upon surrender of a Certificate representing IFG Common Stock as described in this Section, shall be paid an amount in cash (without interest) equal to the product of (x) the AIMCO Index Price (computed without giving effect to the proviso of the definition thereof) multiplied by (y) the fraction of a share of Series F Preferred Stock to which such holder would otherwise be entitled. AIMCO shall make available to the Exchange Agent, without regard to any other cash being provided to the Exchange Agent, the amount of cash necessary to make such payments.

                 (e) BOOK ENTRY. Notwithstanding any other provision of this Agreement, the letter of transmittal referred to in Section 2.2(b) may, at the option of AIMCO, provide for the ability of a holder of one or more Certificates to elect that shares of Series E Preferred Stock or Series F Preferred Stock to be received in exchange for the Canceled Shares formerly represented by such surrendered Certificates be issued in uncertificated form.

                 (f) CLOSING OF TRANSFER BOOKS; ETC. From and after the Effective Time, the stock transfer books of IFG shall be closed and no registration of any transfer of any capital stock of IFG shall thereafter be made on the records of IFG. If, after the Effective Time, Certificates are presented to AIMCO, they shall be canceled and exchanged for certificates representing the appropriate number of shares of Series E Preferred Stock and Series F Preferred Stock, the Cash Amount, if any, pursuant to Section 2.1, and cash in lieu of fractional shares and dividends and other distributions, as provided in this Section 2.2. Shares of Series E Preferred Stock and Series F Preferred Stock issued in the Merger shall be issued as of, and be deemed to be outstanding as of, the Effective Time. AIMCO shall cause all such shares of Series E Preferred Stock and Series F Preferred Stock issued pursuant to the Merger to be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. In the event any Certificate(s) shall have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the Person claiming such Certificate(s) to be lost, stolen or destroyed and, if reasonably required by AIMCO, upon the posting by such Person of a bond in such amount as reasonably determined as indemnity against any claim that may be made against it with respect to such Certificate(s), the Exchange Agent will issue in respect of such lost, stolen or destroyed Certificate(s), the consideration to be received by virtue of the Merger with respect to the Series E Preferred Stock, Series F Preferred Stock and Cash Amount, if any, represented thereby (subject to the payment of cash in lieu of fractional shares in accordance herewith) and such Person shall be entitled to the voting, dividend and other distribution rights provided herein with respect thereto. Appropriate procedures shall be established by AIMCO and the Exchange Agent so that each holder of a Certificate at the Effective Time shall be entitled to vote on all matters subject to the vote of holders of Series E Preferred Stock and/or Series F Preferred Stock with a record date on or after the date of the Effective Time, whether or not such Certificate holder shall have surrendered Certificates in accordance with the provisions of this Agreement. For purposes of the immediately preceding sentence, AIMCO may rely conclusively on the stockholder records of IFG in determining the identity of, and the number of shares of IFG Common Stock held by, each holder of a Certificate at the Effective Time.

                 (g) TERMINATION OF EXCHANGE AGENT. Any certificates representing shares of Series E Preferred Stock or Series F Preferred Stock deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.2 shall be returned by the Exchange Agent to AIMCO, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent in the Exchange Fund for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to AIMCO; after which time any holder of unsurrendered Certificates shall look only to AIMCO for payment of such funds and the issuance of shares of Series E Preferred Stock or Series F Preferred Stock to which such holder may be due, subject to applicable law. AIMCO shall not be liable to any Person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. As used in this Agreement, the term "Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

                 Section 2.3      IFG LIABILITIES AT CLOSING.

                 (a) Not later than five business days prior to Closing, SpinCo shall prepare and deliver to AIMCO a schedule (the "Estimated Closing Schedule") estimating in good faith the Adjusted Net Liabilities (as defined below) of IFG and its consolidated Subsidiaries (other than IPT, Material REIT Subsidiaries, IPLP or any Investment Limited Partnership) as of Effective Time, together with supporting schedules in reasonable detail. For purposes of this
Section 2.3, the term "Adjusted Net Liabilities" shall mean the difference between (A) the sum of (i) accrued and unpaid Taxes (other than deferred Taxes), (ii) indebtedness for borrowed money, including accrued interest thereon, (iii) accounts payable, (iv) accrued salaries, rent payable in respect of periods prior to the Closing, and accrued and unpaid legal, accounting, investment banking and other expenses incurred by IFG in connection with the transactions contemplated by this Agreement, (v) the present value of all unpaid amounts under the employment agreements between IFG and each of Andrew
L. Farkas, James A. Aston, Frank M. Garrison and Ronald Uretta, discounted at a rate of 10% per annum, (vi) the present value of all obligations with respect to leases (real and personal) set forth on Schedule 2.3(a) payable after Closing, discounted at a rate of 10% per annum, (vii) other current liabilities not otherwise included herein, to the extent requiring payment after the Closing for pre-Closing matters, less (B) the sum of (I) cash and cash equivalents, if any, (II) accounts receivable, including temporary advances, net of reasonable allowances, (III) notes receivable, including accrued interest thereon, net of reasonable allowances, (IV) prepaid amounts and refundable deposits, (V) securities valued at fair market value (for this purpose, limited partner or similar interests in non- controlled real estate entities shall be stated at one-half of their fair market value) and (VI) current assets not otherwise included herein, to the extent resulting in the collection of cash after Closing. Except for those Subsidiaries which are not included in the consolidated amounts as specified herein and as may be specified otherwise herein, Adjusted Net Liabilities will be determined on a consolidated basis in accordance with generally accepted accounting principles ("GAAP") consistently applied with prior periods. Notwithstanding the foregoing, no amount shall be included in (A) above for (i) obligations with respect to leases (real and personal) not set forth on
Schedule 2.3(a) payable in respect of periods after the Closing, (ii) reserves, for contingencies or otherwise, (iii) obligations with respect to capital leases, (iv) the aggregate liquidation amount of the TOPRs (as hereinafter defined) or accrued distributions on the common securities of Insignia Financing I, and (v) vacation pay or sick days, and no amount in (A) shall include any unearned income, minority interests or other deferred credits. If and to the extent that the Estimated Closing Schedule shows that the Adjusted Net Liabilities exceed $308,433,730 (as adjusted pursuant to Section 6.1(e)), SpinCo shall pay to AIMCO such excess in cash at Closing. If and to the extent that the Estimated Closing Schedule shows that the Adjusted Net Liabilities are less than $308,433,730 (as adjusted pursuant to Section 6.1(e)), AIMCO shall pay to SpinCo such excess in cash at Closing.

                 (b) From time to time after Closing, but no more frequently than monthly or fewer times than once, AIMCO may prepare and deliver to SpinCo a revised schedule (the "Revised Closing Schedule") setting forth the Adjusted Net Liabilities of IFG and its consolidated Subsidiaries (other than IPT, Material REIT Subsidiaries, IPLP or any Investment Limited Partnership) as of the Effective Time taking into account all information with respect thereto available after Closing; provided, however, that no Revised Closing Schedule may be delivered to IFG after March 31, 1999 or, if the Effective Time occurs after December 31, 1998, May 15, 1999. After Closing, AIMCO will grant to SpinCo access to the books, records and properties of IFG and its Subsidiaries as reasonably requested by SpinCo to determine the accuracy of any Revised Closing Schedule. Not later than twenty business days after SpinCo receives a Revised Closing Schedule, SpinCo shall advise AIMCO in writing of its acceptance of such Revised Closing Schedule or any objection it has to such Revised Closing Schedule, together with supporting schedules in reasonable details. If no objection is made by SpinCo to such Revised Closing Schedule within such period, it shall be deemed to be accepted by SpinCo. AIMCO and SpinCo shall negotiate in good faith to resolve any objection to such Revised Closing Schedule not later than twenty business days after AIMCO receives written notice of SpinCo's objection. If AIMCO and SpinCo are unable to resolve AIMCO's objection within such period, AIMCO and SpinCo shall retain Ernst & Young LLP (or such other nationally recognized accounting firm mutually acceptable to SpinCo and AIMCO) to resolve such matters and the resolution thereof by such firm shall be conclusive and binding on the parties hereto. Ernst & Young LLP (or such other firm) shall be directed by AIMCO and SpinCo to render a special purpose report on the disputed matters not later than twenty business days after receiving written notice of the disputed matters from the parties hereto. All fees of such firm shall be borne equally by AIMCO and SpinCo.

                 (c) If and to the extent that a Revised Closing Schedule (as accepted by SpinCo or as adjusted to reflect the agreement of AIMCO and SpinCo or the report of Ernst & Young LLP (or such other firm), as the case may be (a "Final Closing Schedule")) shows that the Adjusted Net Liabilities exceed $308,433,730 (as adjusted pursuant to Section 6.1(e)), SpinCo shall pay to AIMCO such excess (adjusted for payments previously made pursuant to Sections 2.3(a) and (c))
in cash within five business days after the determination of such Final Closing Schedule plus interest thereon at the rate equal to the 30 day LIBOR rate plus 150 basis points from the Closing Date to the date of receipt of payment ("Post-Closing Interest"). If and to the extent that such Final Closing Schedule shows that the Adjusted Net Liabilities were less than $308,433,730 (as adjusted pursuant to Section 6.1(e)), AIMCO shall pay to SpinCo such excess (adjusted for payments previously made pursuant to Sections 2.3(a) and (c)) in cash within five business days after the determination of such Final Closing Schedule plus Post-Closing Interest.

                 (d) If there is a delay in the determination of any Final Closing Schedule because of a disagreement being resolved pursuant to Section 2.3(b), then, during the pendency of such resolution, the net amount not so disputed shall be paid, together with Post-Closing Interest. Any payments made pursuant to Section 2.3(c) shall be net of any payments made pursuant to this
Section 2.3(d).

                 (e) Notwithstanding the foregoing, any amount for Taxes included in a Final Closing Schedule shall be further adjusted following the filing of the final income tax returns of IFG to reflect the Taxes shown on such returns prepared in accordance with Section 7.27(a) (the "Return Taxes"). AIMCO shall deliver to SpinCo copies of such returns certified by the chief financial officer of AIMCO within ten business days of the filing of the last of such returns. If and to the extent that the Return Taxes (less the sum of (i) any portion thereof paid by IFG prior to the Effective Time, (ii) any credit attributable to periods prior to the Effective Time and (iii) the Taxes provided in the Estimated Closing Schedule as adjusted for any changes in Taxes taken into account in prior Revised Closing Schedules ("Prior Taxes"), are greater than Prior Taxes, SpinCo shall pay to AIMCO the amount of such excess within five business days after receipt of copies of such returns plus Post-Closing Interest. If and to the extent that the Return Taxes are less than the Prior Taxes, AIMCO shall pay to SpinCo the amount of such excess at the time copies of such returns are delivered to SpinCo plus Post-Closing Interest. The final tax returns each will be prepared so as to take into account the effects of all payments made under this Section 2.3 (including under this Section 2.3(e)) which are required to be reflected therein.

                 (f) If AIMCO does not pay any of the amounts referred to in Section 2.3 (a)(A)(v) for any reason, it shall instead pay such amounts to SpinCo.

                 (g) In the event any amounts have been transferred prior to the Effective Time in violation of any covenant of IFG and/or SpinCo (and/or IFG's and SpinCo's appropriate Subsidiaries) requiring or prohibiting the payment of money contained in or contemplated by this Agreement which is required to be performed by them at or prior to the Effective Time, SpinCo shall at the Closing pay such amounts to AIMCO and deliver to AIMCO a schedule identifying the nature and amount of such transfers (the "Transfer Schedule"). Not later than twenty business days after the Closing, AIMCO shall advise SpinCo in writing of its acceptance of such Transfer Schedule or any objection it has to such Transfer Schedule, together with supporting schedules in reasonable details. If no objection is made by AIMCO to such Transfer Schedule within such period, it shall be deemed to be accepted by AIMCO. AIMCO and SpinCo shall negotiate in good faith to resolve any objection to such Transfer Schedule not later than twenty business days after SpinCo receives written notice of AIMCO's objection. If AIMCO and SpinCo are unable to resolve AIMCO's objection within such period, AIMCO and SpinCo shall retain Ernst & Young LLP (or such other nationally recognized accounting firm mutually acceptable to SpinCo and AIMCO) to resolve such matters and the resolution thereof by such firm shall be conclusive and binding on the parties hereto. Ernst & Young LLP (or such other firm) shall be directed by AIMCO and SpinCo to render a special purpose report on the disputed matters not later than twenty business days after receiving written notice of the disputed matters from the parties hereto. All fees of such firm shall be borne equally by AIMCO and SpinCo.


                                  ARTICLE III

                                  THE CLOSING

                 Section 3.1 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 at 10:00 A.M., local time, on the fifth NYSE trading day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or has been waived or at such other time, date and place as AIMCO and IFG shall mutually agree (the "Closing Date").


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF IFG

                 IFG makes the following representations and warranties to AIMCO. Except as set forth in the IFG SEC Reports, in the AMIT Agreements (as set forth on Section 4.0 of the IFG Disclosure Letter) or in the disclosure letter from IFG to AIMCO dated the date hereof (the "IFG Disclosure Letter"):

                 Section 4.1      SUBSIDIARIES.  As used in this Agreement:

                 (a) The term "Subsidiary" of a Person shall mean any corporation or other entity (including partnerships, limited liability companies and other business associations) of which at least a majority of the voting power represented by the outstanding shares of capital stock or other voting securities or interests (including, without limitation, general partner interests) having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such Person.

                 (b) The term "Material IFG Subsidiary" shall mean each Material REIT Subsidiary and each Material Non-REIT Subsidiary.

                 (c) The term "Material REIT Subsidiary" shall mean each of Insignia Properties Trust, a Maryland real estate investment trust ("IPT"), IPLP, the Tender Entities, the REIT GP Entities and the Investment Limited Partnerships.

                 (d) The term "Material Non-REIT Subsidiary" shall mean each of the entities listed in Section 4.1(d) of the IFG Disclosure Letter.

                 (e) The term "IPLP" shall mean Insignia Properties, L.P., a Delaware limited partnership, which is the operating partnership of IPT.

                 (f) The term "Tender Entity" shall mean each of the entities listed in Section 4.1(f) of the IFG Disclosure Letter, each of which has made tender offers for units of limited partner interest in Investment Limited Partnerships or holds a controlling interest in an Investment Limited Partnership owning a real property which is 100% owned (indirectly) by IPLP.

                 (g) The term "REIT GP Entity" shall mean each of the entities listed in Section 4.1(g) of the IFG Disclosure Letter, each of which directly or indirectly controls (or is in the chain of control) or comprises the managing general partner of an Investment Limited Partnership.

                 (h) The term "Investment Limited Partnership" shall mean each of the limited partnerships listed in Section 4.1(h) of the IFG Disclosure Letter, each of which holds direct or indirect investments in real estate.

                 (i) The term "Affiliate," shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                 (j) The terms Material IFG Subsidiary, Material REIT Subsidiary, Material Non-REIT Subsidiary, IPLP, Tender Entity, REIT GP Entity and Investment Limited Partnership includes, as of the date hereof, each material Subsidiary of IFG except for (i) the Spin Off Entities, (ii) single asset special purpose financing entities (each of which is a partnership, limited liability company or qualified REIT subsidiary), (iii) general partners of single asset special purpose entities (each of which is a partnership, limited liability company or qualified REIT subsidiary) and (iv) the entities set forth on Section 4.1(j) of the IFG Disclosure Letter.

                 Section 4.2      ORGANIZATION AND QUALIFICATION; ASSETS.

                 (a) IFG. IFG is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. IFG is duly qualified and in good standing as a foreign entity under the laws of each jurisdiction where such qualification is required other than in such jurisdictions where the failure to so qualify would not have an IFG Material Adverse Effect, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. Each share of capital stock of IFG is validly issued, fully paid, nonassessable and free of preemptive rights. IFG has furnished to AIMCO true and complete copies of IFG's certificate of incorporation and by-laws, as each is in effect on the date of this Agreement.

                 (b) IPT. IPT is a real estate investment trust (as defined in Section 8-101(b) of the Maryland Corporations and Associations Article) duly formed, validly existing and in good standing under the laws of the State of Maryland. Other than the REIT GP Entities, IPLP and special purpose financing entities (all of which are either partnerships, limited liability companies or qualified REIT subsidiaries), as of the date of this Agreement, IPT is not the record owner of more than 10% of the outstanding voting securities of any Person. IPT is duly qualified and in good standing as a foreign entity under the laws of each jurisdiction where such qualification is required, other than in such jurisdictions where the failure to so qualify would not have an IFG Material Adverse Effect, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. Except as set forth in Section 4.2(b) of the IFG Disclosure Letter, each share of beneficial interest owned by IFG or any Material IFG Subsidiary in IPT is validly issued, fully paid, nonassessable and free of preemptive rights, and owned, directly or indirectly, by IFG or such Material IFG Subsidiary free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever and there are no outstanding subscriptions, calls, options, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement. IPT has furnished to AIMCO true and complete copies of IPT's declaration of trust and by-laws, as each is in effect on the date of this Agreement.

                 (c) IPLP. IPLP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, the sole general partner of IPLP is IPT, and the sole limited partner of IPLP is IFG. Other than the Tender Entities, the Investment Limited Partnerships and special purpose financing entities (all of which are either partnerships or limited liability companies), as of the date of this Agreement, IPLP is not the record owner of more than 10% of any class of voting securities of any Person. IPLP is duly qualified and in good standing as a foreign entity under the laws of each jurisdiction where such qualification is required, other than in such jurisdictions where the failure to so qualify would not have an IFG Material Adverse Effect, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. Except as set forth in Section 4.2(c) of the IFG Disclosure Letter and in the Fourth Amended and Restated Agreement of Limited Partnership of IPLP, each partnership interest owned by IFG or IPT in IPLP is validly issued, fully paid, nonassessable and free of preemptive rights, and owned, directly or indirectly, by IFG or IPT free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever and there are no outstanding subscriptions, calls, options, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding
security, instrument or other agreement.   IFG has furnished to AIMCO true and
complete copies of the Fourth Amended and Restated Agreement of Limited Partnership of IPLP, which is the partnership agreement of IPLP in effect on the date of this Agreement.

                 (d) TENDER ENTITIES. Section 4.1(f) of the IFG Disclosure Letter sets forth the name and state of organization of and ownership interest in each Person (other than the Investment Limited Partnerships and special purpose financing entities which are either partnerships or limited liability companies) of which IPLP is the record owner of more than 10% of voting securities as of the date of this Agreement. Other than the Investment Limited Partnerships, as of the date of this Agreement, no Tender Entity is the record owner of any shares of capital stock of or other equity interest in any Person. Each of the Tender Entities is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.

                 (e) REIT GP ENTITIES. Section 4.1(g) of the IFG Disclosure Letter sets forth the name, state of organization and type of entity of, and ownership interest in, each Person (other than IPLP) which IPT or any REIT GP Entity is the record owner of any shares of capital stock or other equity interests as of the date of this Agreement. Each of the REIT GP Entities is validly existing and in good standing under the laws of the jurisdiction of its organization.

                 (f) INVESTMENT LIMITED PARTNERSHIPS. Section 4.1(h) of the IFG Disclosure Letter sets forth the name and state of organization of each Person (other than the Tender Entities) of which IPLP or any Tender Entity is the record owner of any shares of capital stock or other equity interests as of the date of this Agreement, as well as the name and state of organization of the REIT GP Entity(ies) which controls such Person and the aggregate direct and indirect limited partner ownership interest of IPT in such Person. Each of the Investment Limited Partnerships is a limited partnership validly existing and in good standing under the laws of the jurisdiction of its organization.

                 (g) MATERIAL NON-REIT SUBSIDIARIES. Section 4.1(d) of the IFG Disclosure Letter sets forth the name and state of organization of each of the Material Non-REIT Subsidiaries. Unless otherwise indicated in Section 4.1(d) of the IFG Disclosure Letter, each Material Non-REIT Subsidiary is wholly owned (directly or indirectly) by IFG. Each of the Material Non-REIT Subsidiaries which was formed by IFG was duly formed. Each of the Material Non-REIT Subsidiaries is validly existing and in good standing under the laws of the jurisdiction of its organization.

                 (h)      COMMERCIAL ASSETS.  Except as otherwise provided in
Section 4.2(h) of the IFG Disclosure Letter, the assets of the entities listed in Section 4.2(h) of the IFG Disclosure Letter (the "Spin Off Entities") and other assets to be included as part of the Spin Off (collectively, the

"Spin Off Assets") are not used in and do not relate to the United States' based multifamily apartment business of IFG or any Subsidiary of IFG, and such assets will not be assets of IFG or any Subsidiary of IFG at the Effective Time.

                 (i) RESIDENTIAL ASSETS. As a result of the Merger, AIMCO will succeed to all of the assets of IFG relating to the United States-based multifamily apartment business of IFG and the Subsidiaries of IFG, other than
(i) any such assets which constitute Spin Off Assets and are described in
Section 4.2(h) of the IFG Disclosure Letter and (ii) such assets acquired after the date hereof which AIMCO does not elect to retain pursuant to Section 6.1(e). The "New York Residential Business" shall mean condominium or cooperative real estate assets or service related businesses or residential rental property management and related services in the nature of those conducted currently by Insignia Residential Group Inc., Kreisel Company, Inc., Soren Management, Inc. and Insignia Construction Management Services New York, Inc. in the States of New York, New Jersey or Connecticut or any real estate or interests related thereto.

                 (j) IFG PROPERTIES. Section 4.2(j)-1 of the IFG Disclosure Letter sets forth a list of each real property controlled by IPT, the name of the Investment Limited Partnership which owns (excluding for this purpose any special purposes financing entities) such real property, the number of apartment units or commercial square feet contained at such property and the location of such property. Section 4.2(j)-2 of the IFG Disclosure Letter sets forth a list of each other real property controlled by IFG as of the date hereof (other than through IPT) to which AIMCO will succeed as a result of the Merger, the name of the entity which owns (excluding for this purpose any special purposes financing entities) such real property, the number of apartment units or commercial square feet contained at such property and the location of such property. The real properties identified in Sections 4.2(j)-1 and 4.2(j)-2 of the IFG Disclosure Letter are collectively referred to herein as the "IFG Properties." All of the information set forth in Sections 4.2(j)-1 and 4.2(j)-2 of the IFG Disclosure Letter is true, accurate and complete in all material respects.

                 (k) MORTGAGES. Section 4.2(k) of the IFG Disclosure Letter sets forth a list of (i) each outstanding loan secured by a mortgage on an IFG Property controlled by IPT, (ii) the maturity date of such loan and
(iii) the unpaid principal balance of such loan as of a recent date. All of the information set forth in Section 4.2(k) of the IFG Disclosure Letter is true, accurate and complete in all material respects.

                 Section 4.3       CAPITALIZATION.

                 (a) IFG. As of the date hereof, the authorized shares of IFG consist of (i) 100,000,000 shares of IFG Common Stock; (ii) 2,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common"); and (iii) 1,000,000 shares of preferred stock, par value $0.01 per share ("IFG Preferred") of which 15,000 shares have been designated as 7.5% Step-Up Rate Convertible Preferred Stock ("7.5% Preferred"). As of the close of business on March 15, 1998, (i) 30,626,962 shares of IFG Common Stock were issued and outstanding, of which none were owned by SpinCo; (ii) 166,400 shares of IFG Common Stock were held by IFG in its treasury or by its wholly owned Subsidiaries; (iii) 4,930,970 shares of IFG Common Stock were issuable upon exercise of outstanding stock options under the IFG Stock Plan;
(iv) 426,493 shares of IFG Common Stock were issuable upon vesting of restricted stock granted under the IFG Stock Plan; (v) 1,120,300 shares of IFG Common Stock were issuable upon exercise of outstanding warrants held by employees of IFG ("Employee Warrants"); (vi) 1,976,666 shares of IFG Common Stock were issuable upon exercise of outstanding warrants (excluding those described in (v) above); (vii) 200,000 shares of IFG Common Stock were issuable upon the conversion of $2,000,000 principal amount of convertible notes; (viii) 5,641,532 shares of IFG Common Stock were issuable upon the conversion of the outstanding TOPRs; (ix) no shares of Class B Common, or IFG Preferred were outstanding; and (x) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"), were issued or outstanding. As of the date hereof, except as set forth in the preceding sentence above, in Section 4.3 of the IFG Disclosure Letter and pursuant to this Agreement, there are no securities, options, warrants, calls, rights, commitments or agreements of any character to which IFG or any Material Non-REIT Subsidiary is a party or by which any of them are bound obligating IFG or any Material Non-REIT Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or any Voting Debt securities of IFG or any Material Non-REIT Subsidiary or obligating IFG or any Material Non-REIT Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                 (b) IPT. As of the date hereof, the authorized shares of IPT consist of (i) 400,000,000 shares of beneficial interest, par value $0.01 per share ("IPT Common Stock"), and (ii) 100,000,000 preferred shares of beneficial interest, par value $0.01 per share ("IPT Preferred"), of IPT. On the date hereof, 19,427,760 shares of IPT Common Stock were issued and outstanding, of which 11,886,808 were owned by IFG and its Subsidiaries, and 510,000 have been issued under the IPT 1997 Share Incentive Plan (the "IPT Stock Plan"). In addition, (i) 25,000 shares of IFG Common Stock are issuable upon exercise of outstanding options and 38,000 were issuable upon vesting of restricted share awards under the IPT Stock Plan, (ii) no shares of IPT Common Stock were held by IPT in its treasury or by its wholly owned Subsidiaries,
(iii) no shares of IPT Preferred were issued, and (iv) no Voting Debt was issued or outstanding. All outstanding shares of IPT Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the date hereof, except as set forth in Section 4.3 of the IFG Disclosure Letter or pursuant to this Agreement and the IPT Stock Plan, there are no options, warrants, calls, rights, commitments or agreements of any character to which IPT or any Subsidiary of IPT is a party or by which any of them are bound obligating IPT or any Subsidiary of IPT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or any Voting Debt securities of IPT or any Subsidiary of IPT or obligating IPT or any Subsidiary of IPT to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Other than in connection with the IPT Stock Plan, immediately after the Effective Time, there will be no option, warrant, call, right, commitment or agreement of any character obligating IPT or any Subsidiary of IPT to issue, deliver or sell, or cause to be issued, delivered or sold, any shares or any Voting Debt of IPT or any Subsidiary of IPT, or obligating IPT or any Subsidiary of IPT to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.





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
                 Section 4.4 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

                 (a) AUTHORITY. IFG has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of the applicable IFG Stockholders' Approval (as defined in Section 4.12) and the applicable IFG Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by IFG of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of IFG, subject to obtaining the applicable IFG Stockholders' Approval. This Agreement has been duly and validly executed and delivered by IFG and, assuming the due authorization, execution and delivery hereof by AIMCO, constitutes the valid and binding obligation of IFG enforceable against it in accordance with the terms of this Agreement.

                 (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by IFG does not, and the consummation of the transactions contemplated hereby will not, in any respect, materially violate, conflict with or result in a breach of any material provision of, or constitute a material default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of IFG or any of the Material IFG Subsidiaries (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to IFG and such term when used in Articles IVA and V has correlative meanings with respect to SpinCo and AIMCO, respectively) pursuant to any provisions of (i) the certificate of incorporation, by-laws, declaration of trust or similar governing documents of IFG or IPT, or (ii) subject to obtaining the IFG Required Statutory Approvals and the receipt of the IFG Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to IFG or IPT or any of their respective properties or assets, except in the case of clause
(ii) for any such Violation which would not have an IFG Material Adverse Effect (as defined).

                 (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including the United States Department of Housing and Urban Development, a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by IFG or the consummation by IFG of the transactions contemplated hereby except as described in Section 4.4(c) of the IFG Disclosure Letter or the failure of which to make, give or obtain would not result in an IFG Material Adverse Effect (as defined) other than filings required under the HSR Act and the Federal securities laws (the "IFG Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such IFG Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                 (d)      COMPLIANCE.  Except as set forth in Section 4.7,
Section 4.10, or Section 4.11 of the IFG Disclosure Letter, or as disclosed in the IFG SEC Reports, neither IFG nor any of the Material IFG Subsidiaries is in violation of, or to the knowledge of IFG, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Laws) of any Governmental Authority. Except as set forth in Section 4.11 of the IFG Disclosure Letter, IFG and the Material IFG Subsidiaries have all permits, licenses, including licenses required to operate as a property manager, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except where the failure to obtain such permits, licenses, including licenses required to operate as a property manager, franchises and other authorizations, consents and approvals would not have an IFG Material Adverse Effect. Except as set forth on Section 4.4(d) of the IFG Disclosure Letter, IFG and each of the Material IFG Subsidiaries is not in breach or violation of or in default in the performance or observance of any material term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by IFG or any Material IFG Subsidiary under (i) IFG's or IPT's organizational documents or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument (other than any organizational documents or loan agreements, notes and mortgages with respect to non-residential properties) to which it is a party or by which IFG or any Material IFG Subsidiary is bound or to which any of its property is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have an IFG Material Adverse Effect.

                 (e) ACQUISITION DOCUMENTS. Section 4.4(e) of the IFG Disclosure Letter sets forth a list of all material documents related to any material acquisition (the "Acquisition Documents") of assets, stock or limited partnership interests (excluding Spin Off Assets and tender offer documents) by IFG or any Subsidiary of IFG since December 31, 1990. True, complete and correct copies of each of such documents have been made available to AIMCO and its Representatives.

                 Section 4.5 IFG SEC REPORTS. "IFG SEC Reports" shall mean the documents set forth on Section 4.5 of the IFG Disclosure Letter. As of their respective dates, the IFG SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of IFG included in the IFG SEC Reports (collectively, the "IFG Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present in all material respects the financial position of IFG as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit and year-end adjustments.

                 Section 4.6       ABSENCE OF CERTAIN CHANGES OR EVENTS.
Except as set forth on Section 4.6 of the IFG Disclosure Letter, since December 31, 1997, (i) IFG and each of the Material IFG Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice (it being understood that tender offers by Material REIT Subsidiaries for, or private purchases of, limited partner interests in Investment Limited Partnerships and acquisitions and dispositions of multi-family apartment properties and interests therein are ordinary course and are consistent with past practice), (ii) IFG has not transferred any assets other than (A) to IPT, to wholly owned Subsidiaries of IFG or to IPLP or (B) in the ordinary course of business and consistent with past practice to persons who are not affiliates and (iii) there has not been any IFG Material Adverse Effect. For purposes of this Agreement, an "IFG Material Adverse Effect" shall mean the existence of any fact or condition which has had or will have a material adverse effect on the business, assets, financial condition or results of operations of IFG and the Material IFG Subsidiaries taken as a whole; provided, however, that adverse effects on the business, assets, financial condition or results of operations of IFG or the Material IFG Subsidiaries due to general economic conditions, loss of employees, cancellation of third party management contracts (other than contracts which are on properties where IFG or a Material IFG Subsidiary is a general partner (other than in the case of replacement following a third party tender offer) or where cancellation will result in substantial termination payments), unsolicited third party offers for limited partnership interests of Material IFG Subsidiaries and Material IFG Subsidiaries' response thereto, unsolicited offers to acquire one or more assets of any Material IFG Subsidiary and IFG's or any Material IFG Subsidiary's purchase or sale in response thereto, events or occurrences resulting from the failure by IFG or any of its Subsidiaries to obtain any third party consents or waivers to the execution of this Agreement or consummation of the Merger and the other transactions contemplated hereby and conditions affecting generally the multi-family apartment property market or any of the markets in which IFG or any Subsidiary of IFG operates shall not be deemed to be an IFG Material Adverse Effect and shall not be taken into account in determining the existence of an IFG Material Adverse Effect. In addition, consummation or failure to consummate the merger of IPT and AMIT pursuant to the AMIT Agreements shall not be taken into account in determining the existence of an IFG Material Adverse Effect.

                 Section 4.7 LITIGATION. As of the date hereof, except as set forth in Sections 4.7, 4.9 or 4.11 of the IFG Disclosure Letter, (a) there are no claims, suits, actions or proceedings against any general partner controlled by IFG of any Investment Limited Partnership pending, (b) there are no claims, suits, actions or proceedings by any Governmental Authority or third party pending or, with respect to Governmental Authorities to the knowledge of IFG, threatened, nor are there, to the knowledge of IFG, any investigations or reviews by any Governmental Authority pending or threatened against, relating to or affecting IFG or any of the Material IFG Subsidiaries which would have an IFG Material Adverse Effect, (c) there have not been any significant adverse developments since December 31, 1997 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (d) there are no judgments, decrees, injunctions, or orders of any Governmental Authority specifically applicable to IFG or any of the Material IFG Subsidiaries.

                 Section 4.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of IFG for inclusion or incorporation by reference in (a) the registration statement on Form S-4 or any post-effective amendment to a registration statement on Form S-4 to be filed with the SEC by AIMCO in connection with the issuance of shares of Series E Preferred Stock and Series F Preferred Stock in the Merger (as amended or supplemented, the "Registration Statement") will at the time the Registration Statement is filed by AIMCO with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the joint proxy statement, in definitive form, relating to the meetings of IFG stockholders and AIMCO stockholders to be held in connection with the Merger and the transactions related thereto (as amended or supplemented, the "Proxy Statement") will, at the dates mailed to the IFG stockholders and AIMCO stockholders and at the time of the meetings of IFG stockholders and AIMCO stockholders to be held in connection with the Merger contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (to the extent applicable to IFG) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

                 Section 4.9 TAX MATTERS. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, share, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes IFG or any Material IFG Subsidiary or AIMCO or any AIMCO Subsidiary, as the case may be.

                 Except as set forth in Section 4.9 of the IFG Disclosure
Letter:

                 (a) FILING OF TIMELY TAX RETURNS. IFG and each of the Subsidiaries of IFG have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

                 (b) PAYMENT OF TAXES. IFG and each of the Subsidiaries of IFG have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable for all periods through and including the Closing Date, except for those contested in good faith and for which adequate reserves have been taken.

                 (c) TAX RESERVES. IFG and the Subsidiaries of IFG have established on their books and records reserves adequate to pay all material Taxes and reserves for deferred income Taxes in accordance with GAAP.

                 (d) TAX LIENS. There are no Tax liens upon the material assets of IFG or any of the Material IFG Subsidiaries except liens for Taxes not yet delinquent.

                 (e) WITHHOLDING TAXES. IFG and each of the Material IFG Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required.

                 (f) REIT CLASSIFICATION. At all times since its organization, IPT has been organized and operated in conformity with the requirements necessary to qualify as a REIT pursuant to Section 856 of the Code (the "Status Requirements") and its proposed method of operation will enable it to continue to meet the Status Requirements and otherwise qualify as a REIT.

                 (g) CONTINUATION AS REIT. The execution or delivery by IFG of this Agreement and the consummation by IFG of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by IFG, will not adversely affect the qualification of IPT as a REIT for the taxable year ending immediately prior to the Closing Date.

                 (h) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or Tax Returns of IFG or any of the Material IFG Subsidiaries.

                 (i) TAX RULINGS. Except for the rulings previously delivered by IFG to AIMCO, neither IFG nor any of the Material IFG Subsidiaries has received or has pending a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

                 (j) TAX SHARING AGREEMENTS. Except as may be entered into between IFG and SpinCo in connection with the Spin Off, neither IFG nor any Material IFG Subsidiary is a party to any agreement relating to allocating or sharing of Taxes other than those contained in the Acquisition Documents.

                 (k) LIABILITY FOR OTHERS. Other than pursuant to the Acquisition Documents, neither IFG nor any of the Material IFG Subsidiaries has any material liability for Taxes of any Person other than IFG and the Material IFG Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) by contract, or (iii) otherwise.

                 (l) SECTION 341(f). Neither IFG nor any of the Material IFG Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by IFG or any of the Material IFG Subsidiaries.

                 (m) DEFICIENCIES. No deficiencies for any Taxes has been proposed, asserted or assessed against IFG, and there is no outstanding waiver of the statute of limitations with respect to any Taxes or Tax Returns of IFG.

                 (n)      TEN PERCENT VOTING INTEREST.    At the Closing Date
         and except as provided in the following sentence, other than a corporation in which IFG or any Subsidiary of IFG owns 100% of the stock, including such corporations held through one or more chains of includible corporations connected through 100% stock ownership with IFG or any corporate Subsidiary of IFG, as the case may be, neither IFG nor any Subsidiary of IFG will own (as determined for purposes of Section 856 of the Code and with the same meaning as when used in the Investment Company Act of 1940, as amended), directly or indirectly, more than ten percent of the voting securities of any corporation as determined for purposes of Section 856(c)(4)(B) of the Code. IFG will provide AIMCO with a list of all corporations in which IFG or any Subsidiary of IFG will at the Effective Time own less than 100% and more than 10% of the outstanding voting securities as determined for purposes of Section 856(c)(4)(B) of the Code at least 30 days prior to the Closing.

                 (o) SERVICES. At the Closing Date, neither IPT nor any of its Subsidiaries will provide services to tenants other than those customarily furnished or rendered in connection with the rental of real property for purposes of Section 856(c) of the Code.

                 Section 4.10  EMPLOYEE MATTERS; ERISA.  Except as set forth in
Section 4.10 of the IFG Disclosure Letter and as contemplated under Section 6.1(h) of the IFG Disclosure Letter:

                 (a) BENEFIT PLANS. As of the date hereof, Section 4.10(a) of the IFG Disclosure Letter contains a true and complete list of each written or, to the knowledge of IFG, oral material employment agreement, arrangement, commitment, severance or retention agreement, employee benefit plan, policy or agreement covering Retained Employees and other individuals with respect to which AIMCO will have financial obligations following the Merger or their beneficiaries, or providing benefits to such Persons in respect of services provided to IFG or any Material IFG Subsidiary, including, but not limited to, any material employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any material severance or change in control agreement (collectively, the "IFG Benefit Plans"). Since March 1, 1997, except as set forth in Section 4.10(a) of the IFG Disclosure Letter, there have been no new plans adopted or changes, additions or modification to any existing IFG Benefit Plan that could reasonably be expected to materially increase the cost of such IFG
         Benefit Plan.   Neither IFG nor any Material IFG Subsidiary has any
         obligation to provide any former or present employee, director, officer or partner any profit sharing, springing or existing equity or profits interest or participation, any paid sabbatical, or the right to purchase any asset or property including, without limitation, any apartment.

                 (b) CONTRIBUTIONS. All material contributions and other material payments required to be made by IFG or any of the Material IFG Subsidiaries to any IFG Benefit Plan (or to any Person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the IFG Financial Statements to the extent required by GAAP.

                 (c) QUALIFICATION; COMPLIANCE. Except where failures to so comply with each of the following representations would not individually or in the aggregate be expected to result in an IFG Material Adverse Effect, (i) each of the IFG Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to the knowledge of IFG, no circumstances exist that are reasonably expected by IFG to result in the revocation of any such determination; (ii) IFG is in compliance with, and each of the IFG Benefit Plans is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code; (iii) each IFG Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits; (iv) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory or administrative exemption is not available with respect to any IFG Benefit Plan, and which could give rise to liability on the part of IFG, any IFG Benefit Plan, or any fiduciary, party in interest or disqualified Person.

                 (d) LIABILITIES. With respect to the IFG Benefit Plans and except for liabilities that individually or in the aggregate would not be expected to result in an IFG Material Adverse Effect, no event has occurred, and, to the knowledge of IFG, there does not now exist any condition or set of circumstances, that could reasonably be expected to subject IFG or any of the Material IFG Subsidiaries to any material liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), excluding liability for benefit claims and funding obligations payable in the ordinary course.

                 (e) WELFARE PLANS. None of the IFG Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provide for any material benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

                 (f) PAYMENTS RESULTING FROM THE MERGER. Other than with respect to the restricted stock, option awards and Employee Warrants referred to in Section 4.3, or with respect to the employment agreements or arrangements set forth in Section 4.10(a) of the IFG Disclosure Letter, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, the termination of employment of any officers, directors, employees or agents of IFG or any Subsidiary of IFG on or prior to the Closing), result in any (i) payment (whether of severance pay or otherwise) becoming due from IFG or any of the Material IFG Subsidiaries to any Retained Employee or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit of any Retained Employee under any IFG Benefit Plan becoming accelerated, vested or payable.

                 Section 4.11  ENVIRONMENTAL PROTECTION.

                 (a) Except as set forth in Section 4.11 of the IFG Disclosure Letter, to the knowledge of IFG:

                 (i) COMPLIANCE. IFG and each of the Material IFG Subsidiaries is in compliance with all applicable Environmental Laws (as defined in Section 4.11(b)(ii)) and neither IFG nor any of the Material IFG Subsidiaries has received any communication (written or oral), from any Person or Governmental Authority that alleges that IFG or any of the Material IFG Subsidiaries is not in such compliance with applicable Environmental Laws. Compliance with all applicable Environmental Laws will not require IFG or any Material IFG Subsidiary to incur costs that will be reasonably likely to result in an IFG Material Adverse Effect.

                 (ii) ENVIRONMENTAL PERMITS. IFG and each of the Material IFG Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and IFG and the Material IFG Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except for Environmental Permits which in the aggregate would not result in an IFG Material Adverse Effect.

                 (iii) ENVIRONMENTAL CLAIMS. There is no Environmental Claim (as defined in Section 4.11(b)(i)) pending (A) against IFG or any of the Material IFG Subsidiaries, (B) against any Person or entity whose liability for any Environmental Claim IFG or any of the

         Material IFG Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which IFG or any of the Material IFG Subsidiaries owns, leases or manages, in whole or in part, except, in each case, for Environmental Claims which in the aggregate would not result in an IFG Material Adverse Effect.

                 (iv) RELEASES. There have been no Releases (as defined in Section 4.11(b)(iv)) of any Hazardous Material (as defined in Section 4.11(b)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against IFG or any of the Material IFG Subsidiaries or against any Person or entity whose liability for any Environmental Claim IFG or any of the Material IFG Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for Releases which in the aggregate would not result in an IFG Material Adverse Effect.

                 (v) PREDECESSORS. There is no Environmental Claim with respect to any predecessor of IFG or any of the Material IFG Subsidiaries which would have an IFG Material Adverse Effect pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, except for Environmental Claims which in the aggregate would not result in an IFG Material Adverse Effect.

                 (b)      DEFINITIONS.  As used in this Agreement:

                 (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by IFG or any of the Material IFG Subsidiaries (for purposes of this Section 4.11); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                 (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                 (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which IFG or any of the Material IFG Subsidiaries operates (for purposes of this Section 4.11).

                 (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

                 Section 4.12 VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the shares of IFG Common Stock outstanding on the record date for the meeting at which such vote is taken (the "IFG Stockholders' Approval"), is the only vote of the holders of any class or series of the shares of IFG, SpinCo or any of their Subsidiaries that is required to approve this Agreement, the Merger and the Spin Off.

                 Section 4.13 OPINION OF FINANCIAL ADVISOR. IFG has received the opinions of Lehman Brothers Inc. ("Lehman Brothers"), dated as of the date hereof, to the effect that, as of the date hereof, the total consideration, including the Merger Consideration and the common stock of SpinCo to be received by the holders of IFG Common Stock in the Spin Off is fair, from a financial point of view, and that, as of the date hereof, the allocation of the Merger Consideration and the amount to be received by holders of shares of beneficial interest of IPT (assuming that a merger occurs pursuant to the offer required to be made by AIMCO pursuant to Section 7.10 at a price of $13.25 per IPT share) between the holders of IFG Common Stock and holders of shares of beneficial interest of IPT is reasonable.

                 Section 4.14 HUD. Other than as set forth on Section 4.14 of the IFG Disclosure Letter and except in the case of (a), (b) and (c) where the failure to obtain, or presence of which, would not result in an IFG Material Adverse Effect, each of IFG and the Material IFG Subsidiaries as of the date hereof (a) has all necessary consents and approvals of the United States Department of Housing and Urban Development and/or applicable state housing agencies (together, "HUD") to act as a general partner of and/or management agent for, as the case may be, each partnership which is an owner of a HUD-insured or HUD-assisted property for which IFG or any Material IFG Subsidiary acts as a general partner and/or management agent and (b) with respect to each HUD-insured or HUD-assisted property for which IFG or any Material IFG Subsidiary acts as a general partner and/or management agent, IFG and the Material IFG Subsidiaries do not have any physical inspection reviews or management agent's performance reviews that are graded as less than "Satisfactory" or, as to state housing agencies, an equivalent rating and (c) has no "flags" or limited denials of participation, suspensions or debarments currently in effect under the HUD 2530 Previous Participation Clearance Procedures or any other applicable HUD regulations.

                 Section 4.15 DEFICIT RESTORATION OBLIGATIONS. As of the date hereof, the aggregate deficit capital account restoration obligations of the Material IFG Subsidiaries, the Material Non-REIT Subsidiaries and the REIT GP Entities which serve as general partners in Investment Limited Partnerships, assuming that each partnership sold all of its assets at fair market value, allocated gain in accordance with its partnership agreement, paid its liabilities and distributed any remaining assets to its partners in accordance with its partnership agreement, after reduction by that percentage of the limited partner interests owned by all affiliates of such general partner and after taking into account any indemnification, reimbursement or similar obligations from third parties, does not exceed $6,000,000.

                 Section 4.16 EARNINGS AND PROFITS. As of the date hereof and assuming a Closing Date of June 30, 1998, IFG's good faith estimate is that the earnings and profits of IFG (including any earnings and profits resulting from and transferred with the distribution of the stock of SpinCo) and the Material IFG Subsidiaries and the other Subsidiaries of IFG included in IFG's consolidated group at the Effective Time will not exceed $60 million.

                 Section 4.17 ABSENCE OF INDUCEMENT. In entering into this Agreement, IFG has not been induced by, or relied upon, any representations, warranties or statements by AIMCO not set forth or referred to in the Transaction Documents, the Schedules thereto or the other documents required to be delivered thereby, whether or not such representations, warranties or statements have actually been made, in writing or orally, and IFG acknowledges that, in entering into this Agreement, AIMCO has been induced by and relied upon the representations and warranties of IFG and SpinCo herein set forth, the information set forth in the AIMCO SEC Reports and the representations and warranties of the parties to the Transaction Documents, the Schedules thereto or the other documents required to be delivered thereby. IFG has made its own investigation of AIMCO prior to the execution of this Agreement and has not been induced by or relied upon any representations, warranties or statements as to the advisability of entering into this Agreement other than as set forth above.


                                  ARTICLE IVA

                    REPRESENTATIONS AND WARRANTIES OF SPINCO

                 SpinCo makes the following representations and warranties to AIMCO and IFG. Except as set forth in the IFG Disclosure Letter:

                 Section 4.1A AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

                 (a) AUTHORITY. SpinCo has all requisite corporate power and authority to enter into this Agreement and, subject to the IFG Stockholders' Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by SpinCo of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SpinCo. This Agreement has been duly and validly executed and delivered by SpinCo and, assuming the due authorization, execution and delivery hereof by AIMCO, constitutes the valid and binding obligation of SpinCo enforceable against it in accordance with the terms of this Agreement.

                 (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by SpinCo does not, and the consummation of the transactions contemplated hereby will not, constitute a Violation of (i) the certificate of incorporation or by-laws of SpinCo, (ii) subject to obtaining the approval of the stockholders of IFG, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to SpinCo or any of its properties or assets or (iii) subject to obtaining any required consent, any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which SpinCo is a party or to which it or any of its properties or assets is subject, except where such Violations would not result in a SpinCo Material Adverse Effect.

                 (c) STATUTORY APPROVALS. Except for the filing of Form 10 with the SEC, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by SpinCo or the consummation by SpinCo of the transactions contemplated hereby, except where failure to obtain such declaration, filing, registration, authorization, consent or approval would not have a SpinCo Material Adverse Effect.

                 (d) COMPLIANCE. Except as set forth in Section 4.1A of the IFG Disclosure Letter, SpinCo is not in violation of, is not, to the knowledge of SpinCo, under investigation with respect to any violation of, and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Laws) of any Governmental Authority. Except as set forth in Section 4.1A of the IFG Disclosure Letter, SpinCo has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except where the failure to obtain such authorizations, consents and approvals would not result in a SpinCo Material Adverse Effect. SpinCo is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by SpinCo under (i) its certificate of incorporation or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which SpinCo is bound or to which any of its property is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have a SpinCo Material Adverse Effect. For purposes of this Agreement, a SpinCo Material Adverse Effect shall mean the existence of any fact or condition which has or will have a material adverse effect on the business, assets, financial condition or results of operations of SpinCo.

                 Section 4.2A ABSENCE OF INDUCEMENT. In entering into this Agreement, SpinCo has not been induced by, or relied upon, any representations, warranties or statements by AIMCO not set forth or referred to in the Transaction Documents Schedules thereto or the other documents required to be delivered thereby, whether or not such representations, warranties or statements have actually been made, in writing or orally, and SpinCo acknowledges that, in entering into this Agreement, AIMCO has been induced by and relied upon the representations and warranties of SpinCo herein set forth and the representations and warranties of the parties to the Transaction Documents, the Schedules thereto or the other documents required to be delivered thereby. SpinCo has made its own investigation of AIMCO prior to the execution of this Agreement and has not been induced by or relied upon any representations, warranties or statements as to the advisability of entering into this Agreement other than as set forth above.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF AIMCO

                 AIMCO makes the following representations and warranties to IFG and SpinCo. Except as set forth in the AIMCO SEC Reports or the disclosure letter from AIMCO to IFG and SpinCo dated the date hereof (the "AIMCO Disclosure Letter"):

                 Section 5.1 ORGANIZATION AND QUALIFICATION. AIMCO and each of the AIMCO Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have an AIMCO Material Adverse Effect.

                 Section 5.2 SUBSIDIARIES. The term "AIMCO Subsidiary" shall mean each of the AIMCO Subsidiaries as of the date hereof set forth on Section
5.2 of the AIMCO Disclosure Letter. Except as set forth in Section 5.2 of the AIMCO Disclosure Letter, all of the issued and outstanding shares of capital stock and all other equity interests owned by each AIMCO Subsidiary are, in the case of capital stock, validly issued, fully paid, nonassessable and free of preemptive rights, and, in the case of capital stock and all other equity interests on any entity, are owned, directly or indirectly, by AIMCO free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such AIMCO Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

                 Section 5.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of AIMCO consists of (i) 150,000,000 shares of AIMCO Class A Common Stock, par value $0.01 per share ("AIMCO Common Stock"), (ii) 750,000 shares of Class B Common Stock, par value $0.01 per share (the "AIMCO Class B Common Stock") and (iii) 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "AIMCO Preferred"). At the close of business on February 28, 1998, (i) 41,083,073 shares of AIMCO Common Stock were issued and outstanding, (ii) no shares of AIMCO Common Stock were held by AIMCO in its treasury or by its wholly owned Subsidiaries, (iii)162,500 shares of AIMCO Class B Common Stock were issued and outstanding, and of such issued shares, none were held by AIMCO in its treasury or by wholly owned subsidiaries, (iv) 7,350,000 shares of AIMCO Preferred were issued and outstanding (including 750,000 shares of AIMCO Class B Cumulative Convertible Preferred Stock, par value $0.01 per share, 2,400,000 shares of AIMCO 9% Class C Cumulative Preferred Stock, par value $0.01 per share, and 4,200,000 shares of AIMCO 8.75% Class D Cumulative Preferred Stock, par value $0.01 per share), and of such issued shares, none were held by AIMCO in its treasury or by its wholly owned Subsidiaries, (v) an aggregate of 5,235,337 shares of AIMCO Common Stock were reserved for issuance upon the exchange of units of limited partnership in AIMCO Properties, L.P., (vi) an aggregate of 5,115,246 shares of AIMCO Common Stock were reserved for issuance pursuant to the AIMCO Benefit Plans and outstanding warrants, (vii) an aggregate of 2,463,052 shares of AIMCO Common Stock were reserved for issuance upon conversion of AIMCO Preferred, (viii) 162,500 shares were reserved for issuance upon conversion of AIMCO Class B Common Stock and (ix) no Voting Debt was issued or outstanding. All outstanding shares of AIMCO Common Stock and AIMCO Preferred Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Upon consummation of the Merger and the issuance of the Series E Preferred Stock, the Series F Preferred Stock and the AIMCO Common Stock underlying the Series E Preferred Stock, all such shares will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights. As of the date hereof, except as disclosed in the AIMCO SEC Reports filed prior to the date hereof or as set forth in Section 5.3 of the AIMCO Disclosure Letter or pursuant to this Agreement and the AIMCO Benefit Plans, there are no options, warrants, calls, rights, commitments or agreements of any character to which AIMCO or any AIMCO Subsidiary is a party or by which any of them are bound obligating AIMCO or any AIMCO Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities of AIMCO or any AIMCO Subsidiary or obligating AIMCO or any AIMCO Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                 Section 5.4 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

                 (a) AUTHORITY. AIMCO has all requisite power and authority to enter into this Agreement and, subject to the receipt of the applicable AIMCO Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by AIMCO of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AIMCO. This Agreement has been duly and validly executed and delivered by AIMCO and, assuming the due authorization, execution and delivery hereof by IFG, constitutes the valid and binding obligation of AIMCO enforceable against it in accordance with the terms of this Agreement. No approval of the stockholders of AIMCO is required to execute and deliver this Agreement or to consummate the transactions contemplated hereby including without limitation, the issuance and listing on the NYSE of the Series E Preferred Stock, the Series F Preferred Stock and the AIMCO Common Stock underlying the Series E Preferred Stock in the Merger and the assumption of all obligations of IFG relating to the TOPRs and the performance of all actions required by the documents governing TOPRs documents.

                 (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the AIMCO Disclosure Letter, the execution and delivery of this Agreement by AIMCO does not, and the consummation of the transactions contemplated hereby will not, result in a material Violation with respect to AIMCO or any of the AIMCO Subsidiaries pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of AIMCO or any of the AIMCO Subsidiaries, (ii) subject to obtaining the AIMCO Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to AIMCO or any of the AIMCO Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 5.4(b) of the AIMCO Disclosure Letter, any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which AIMCO or any of the AIMCO Subsidiaries is a party or to which it or any of its properties or assets is subject, except in the case of clause (ii) or (iii) for any such Violation which would not have an AIMCO Material Adverse Effect.

                 (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by AIMCO or the consummation by AIMCO of the transactions contemplated hereby except as described in Section 5.4(c) of the AIMCO Disclosure Letter or the failure of which to make, give or obtain would not result in an AIMCO Material Adverse Effect (the "AIMCO Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such AIMCO Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                 (d) COMPLIANCE. Except as set forth in Section 5.4 of the AIMCO Disclosure Letter or as disclosed in the AIMCO SEC Reports filed prior to the date hereof, neither AIMCO nor any of the AIMCO Subsidiaries is in violation of, is, to the knowledge of AIMCO, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Laws) of any Governmental Authority. "AIMCO SEC Reports" shall mean each report, schedule, registration statement and definitive proxy statement filed with the SEC by AIMCO pursuant to the requirements of the Securities Act or Exchange Act since December 31, 1996 as such documents have since the time of their filing been amended. Except as disclosed in the AIMCO SEC Reports filed prior to the date hereof, AIMCO and the AIMCO Subsidiaries have all permits, licenses, including licenses to operate as a property manager, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except where the failure to obtain such permits, licenses, including licenses required as a property manager, franchise and other authorizations, consents and approvals would not have an AIMCO Material Adverse Effect. AIMCO and each of the AIMCO Subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by AIMCO or any AIMCO Subsidiary under (i) AIMCO's or AIMCOLP's organizational documents or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument (other than any organizational documents) to which it is a party or by which AIMCO or any AIMCO Subsidiary is bound or to which any of its property is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have an AIMCO Material Adverse Effect.

                 Section 5.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by AIMCO and the AIMCO Subsidiaries since December 31, 1996 under the Securities Act, Exchange Act and applicable state laws and regulations have been filed with the SEC or the appropriate state commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder, except for such filings the failure of which to have been made or to so comply would not result in an AIMCO Material Adverse Effect. As of their respective dates, the AIMCO SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of AIMCO included in the AIMCO SEC Reports (collectively, the "AIMCO Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present in all material respects the financial position of AIMCO as of the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring and year-end audit adjustments. True, accurate and complete copies of the AIMCO Articles and AIMCO by-laws, as in effect on the date hereof have been provided to IFG.

                 Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the AIMCO SEC Reports filed prior to the date hereof, since December 31, 1997, AIMCO and each of the AIMCO Subsidiaries have conducted their business only in the ordinary course of business (except for acquisitions and dispositions) consistent with past practice and there has not been any AIMCO Material Adverse Effect. For purposes of this Agreement, an "AIMCO Material Adverse Effect" shall mean the existence of any fact or condition which has or will have a material adverse effect on the business, assets, financial condition or results of operations of AIMCO and the AIMCO Subsidiaries taken as a whole; provided, however, that adverse effects on the business, assets, financial condition or results of operations of AIMCO or the AIMCO Subsidiaries due to general economic conditions, loss of employees, cancellation of third party management contracts (other than contracts which are on properties where AIMCO or an AIMCO Subsidiary is a general partner or where cancellation will result in substantial termination payments), unsolicited third party offers for limited partnership interests of AIMCO Subsidiaries and AIMCO's response thereto, unsolicited offers to acquire one or more assets of any AIMCO Subsidiary and AIMCO's or any AIMCO Subsidiary's purchase or sale in response thereto and conditions affecting generally the multi-family apartment property market or any of the markets in which AIMCO or any AIMCO Subsidiary operates shall not be deemed to be an AIMCO Material Adverse Effect and shall not be taken into account in determining the existence of an AIMCO Material Adverse Effect.

                 Section 5.7 LITIGATION. Except as disclosed in the AIMCO SEC Reports filed prior to the date hereof or as disclosed in Section 5.7 of the AIMCO Disclosure Letter, (a) there are no claims, suits, actions or proceedings against any general partner or limited partner of any AIMCO Subsidiary pending,
(b) there are no claims, suits, actions or proceedings by any court, Governmental Authority or third party, pending or, with respect to Governmental Authorities, to the knowledge of AIMCO, threatened, nor are there, to the knowledge of AIMCO, any investigations or reviews by any Governmental Authority pending or threatened against, relating to or affecting AIMCO or any of the AIMCO Subsidiaries which would have an AIMCO Material Adverse Effect,
(c) there have not been any significant adverse developments since December 31, 1997 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (d) there are no judgments, decrees, injunctions or orders of any Governmental Authority specifically applicable to AIMCO or any of the AIMCO Subsidiaries.

                 Section 5.8   REGISTRATION STATEMENT AND PROXY STATEMENT.
None of the information supplied or to be supplied by or on behalf of AIMCO for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed by AIMCO with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(b) the Proxy Statement will at the dates mailed to IFG stockholders and AIMCO stockholders and at the time of the meetings of IFG stockholders and AIMCO stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Proxy Statement (to the extent applicable to AIMCO) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

                 Section 5.9       TAX MATTERS.  Except as set forth in Section
5.9 of the AIMCO Disclosure Letter:

                 (a) FILING OF TIMELY TAX RETURNS. AIMCO and each of the Subsidiaries of AIMCO have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

                 (b) PAYMENT OF TAXES. AIMCO and each of the Subsidiaries of AIMCO have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable for all periods through and including the Closing Date, except for those contested in good faith and for which adequate reserves have been taken.

                 (c) TAX RESERVES. AIMCO and the Subsidiaries of AIMCO have established on their books and records reserves adequate to pay all material Taxes and reserves for deferred income Taxes in accordance with GAAP.

                 (d) TAX LIENS. There are no Tax liens upon the material assets of AIMCO or any of the AIMCO Subsidiaries except liens for Taxes not yet delinquent.

                 (e) WITHHOLDING TAXES. AIMCO and each of the Subsidiaries of AIMCO have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required.

                 (f) REIT CLASSIFICATION. At all times since the initial public offering of AIMCO, AIMCO has been organized and operated in conformity with the Status Requirements, and its proposed method of operation will enable it to continue to meet the Status Requirements and otherwise qualify as a REIT.

                 (g) CONTINUATION AS REIT. The execution or delivery by AIMCO of this Agreement and the consummation by AIMCO of the transactions contemplated hereby or compliance with or fulfillment of terms and provisions hereof by AIMCO, will not adversely affect the qualification of AIMCO as a REIT for each taxable year ending on or after the Closing Date.

                 (h) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or Tax Returns of AIMCO or any of the Subsidiaries of AIMCO.

                 (i) TAX RULINGS. Neither AIMCO nor any of the Subsidiaries of AIMCO has received or has pending a Tax Ruling or entered into a Closing Agreement with any taxing authority.

                 (j) TAX SHARING AGREEMENTS. Except as between affiliates of AIMCO as set forth in Section 5.9 of the AIMCO Disclosure Letter, neither AIMCO nor any AIMCO Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

                 (k) LIABILITY FOR OTHERS. Neither AIMCO nor any of the Subsidiaries of AIMCO has any liability for material Taxes of any person other than AIMCO and the AIMCO Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) by contract, or (iii) otherwise.

                 (l) SECTION 341(F). Neither AIMCO nor any of the Subsidiaries of AIMCO has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of
         Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by AIMCO or any of the Subsidiaries of AIMCO.

                 (m) DEFICIENCIES. No deficiencies for any Taxes has been proposed, asserted or assessed against AIMCO and there is no outstanding waiver of the statute of limitations with respect to any Taxes or Tax Returns of AIMCO.

                 (n) DOMESTIC CONTROL. AIMCO believes that it is a "domestically-controlled" REIT within the meaning of Section 897(h)(4)(B) of the Code.

                 Section 5.10 EMPLOYEE MATTERS; ERISA. Except as set forth in Section 5.10 of the AIMCO Disclosure Letter:

                 (a) BENEFIT PLANS. As of the date hereof, Section 5.10 of the AIMCO Disclosure Letter contains a true and complete list of each written or oral material employment agreement, arrangement, commitment, severance or retention agreement or policy, employee benefit plan, policy or agreement covering employees, former employees or directors of AIMCO and each of the AIMCO Subsidiaries or their beneficiaries, or providing benefits to such Persons in respect of services provided to any such entity, including, but not limited to, any material employee benefit plans within the meaning of Section 3(3) of ERISA and any material severance or change in control agreement (collectively, the "AIMCO Benefit Plans"). Since December 31, 1996, there have been no new plans adopted nor changes, additions or modification to any existing AIMCO Benefit Plans that could reasonably be expected to materially increase the cost of such AIMCO Benefit Plan.

                 (b) CONTRIBUTIONS. All material contributions and other material payments required to be made by AIMCO or any of the AIMCO Subsidiaries to any AIMCO Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the AIMCO Financial Statements to the extent required by GAAP.

                 (c) QUALIFICATION; COMPLIANCE. Except where failure to so comply with each of the following representations would not individually or in the aggregate be expected to result in an AIMCO Material Adverse Effect: (i) each of the AIMCO Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of AIMCO, no circumstances exist that are reasonably expected by AIMCO to result in the revocation of any such determination; (ii) AIMCO is in compliance with, and each of the AIMCO Benefit Plans is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code; (iii) each AIMCO Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits; and (iv) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory or administrative exemption is not available with respect to any AIMCO Benefit Plan, and which could give rise to liability on the part of AIMCO, any AIMCO Benefit Plan, or any fiduciary, party in interest or disqualified Person.

                 (d) LIABILITIES. With respect to the AIMCO Benefit Plans and except for liabilities that individually or in the aggregate would not be expected to result in an AIMCO Material Adverse Effect, individually and in the aggregate, no event has occurred, and, to the knowledge of AIMCO, there does not now exist any condition or set of circumstances, that could reasonably be expected to subject AIMCO or any of the AIMCO Subsidiaries to any material liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the PBGC), excluding liability for benefit claims and funding obligations payable in the ordinary course.

                 (e) WELFARE PLANS. None of the AIMCO Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provide for any material benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

                 (f) PAYMENTS RESULTING FROM THE MERGER. The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, the termination of employment of any officers, directors, employees or agents of AIMCO or any of the AIMCO Subsidiaries) result in any (i) payment (whether of severance pay or otherwise) becoming due from AIMCO or any of the AIMCO Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any AIMCO Benefit Plan becoming accelerated, vested or payable.

                 Section 5.11  ENVIRONMENTAL PROTECTION.

                 (a) Except as set forth in Section 5.11 of the AIMCO Disclosure Letter, to the knowledge of AIMCO:

                 (i) COMPLIANCE. AIMCO and each of the AIMCO Subsidiaries is in compliance with all applicable Environmental Laws and neither AIMCO nor any of the AIMCO Subsidiaries has received any communication (written or oral), from any Person or Governmental Authority that alleges that AIMCO or any of the AIMCO Subsidiaries is not in such compliance with applicable Environmental Laws. Compliance with all applicable Environmental Laws will not require AIMCO or any AIMCO Subsidiary to incur costs that will be reasonably likely to result in a AIMCO Material Adverse Effect.

                 (ii) ENVIRONMENTAL PERMITS. AIMCO and each of the AIMCO Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and AIMCO and the AIMCO Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except for Environmental Permits which in the aggregate would not result in an AIMCO Material Adverse Effect.

                 (iii) ENVIRONMENTAL CLAIMS. There is no Environmental Claim pending (A) against AIMCO or any of the AIMCO Subsidiaries, (B) against any Person or entity whose liability for any Environmental Claim AIMCO or any of the AIMCO Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which AIMCO or any of the AIMCO Subsidiaries owns, leases or manages, in whole or in part, except, in each case, for Environmental Claims which in the aggregate would not result in an AIMCO Material Adverse Effect.

                 (iv) RELEASES. There have been no Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against AIMCO or any of the AIMCO Subsidiaries or against any Person or entity whose liability for any Environmental Claim AIMCO or any of the AIMCO Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for Releases which in the aggregate would not result in an AIMCO Material Adverse Effect.

                 (v) PREDECESSORS. There is no Environmental Claim with respect to any predecessor of AIMCO or any of the AIMCO Subsidiaries which would have a AIMCO Material Adverse Effect pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, except for Environmental Claims which in the aggregate would not result in an AIMCO Material Adverse Effect.

                 Section 5.12 HUD. Other than as set forth on Section 5.12 of the AIMCO Disclosure Letter and except in the case of (a), (b) and (c) where the failure to obtain or presence of which would not result in an AIMCO Material Adverse Effect, each of AIMCO and the AIMCO Subsidiaries as of the date hereof (a) has all necessary consents and approvals of HUD to act as a general partner of and/or management agent for, as the case may be, each partnership which is an owner of a HUD-insured or HUD-assisted property for which AIMCO or any AIMCO Subsidiary acts as a general partner and/or management agent and (b) with respect to each HUD-insured or HUD-assisted property for which AIMCO or any AIMCO Subsidiary acts as a general partner and/or management agent has any physical inspection reviews or management agent's performance reviews that are graded as less than "Satisfactory" or, as to state housing agencies, an equivalent rating and (c) has no "flags" or limited denials of participation, suspensions or debarments currently in effect under the HUD 2530 Previous Participation Clearance Procedures or any other applicable HUD regulations.

                 Section 5.13 ABSENCE OF INDUCEMENT. In entering into this Agreement, AIMCO has not been induced by, or relied upon, any representations, warranties or statements by IFG or SpinCo not set forth or referred to in the Transaction Documents, the Schedules thereto or the other documents required to be delivered thereby, whether or not such representations, warranties or statements have actually been made, in writing or orally, and AIMCO acknowledges that, in entering into this Agreement, IFG and SpinCo have been induced by and relied upon the representations and warranties of AIMCO herein set forth, the information set forth in the IFG SEC Reports and the representations and warranties of the parties to the Transaction Documents, the Schedules thereto or the other documents required to be delivered thereby. AIMCO has made its own investigation of IFG and SpinCo prior to the execution of this Agreement and has not been induced by or relied upon any representations, warranties or statements as to the advisability of entering into this Agreement other than as set forth above or in the IFG SEC Reports.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

                 Section 6.1 COVENANTS OF IFG. IFG agrees, as to IFG and as to each of the Subsidiaries of IFG, that after the date hereof and prior to the Effective Time or earlier termination of this Agreement, (i) except as expressly contemplated or permitted in this Agreement, (ii) except as AIMCO may otherwise agree in writing (which decision shall be made as soon as reasonably practicable), (iii) except with respect to the business and assets of SpinCo and the Spin Off Entities, and (iv) except where a Subsidiary of IFG controls a general partner or member of a Subsidiary of IFG which is a partnership or a limited liability company and such general partner or member is acting in a manner consistent with its fiduciary duty as a general partner or member under applicable law:

                 (a) ORDINARY COURSE OF BUSINESS. Except with respect to the transfer of assets or securities to SpinCo or the Spin Off Entities in compliance with this Agreement or in connection with its constitution or operation, IFG shall, and shall cause its respective Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts (but which shall not require the payment of money) to preserve intact their present business organizations, take all actions necessary to continue to qualify IPT as a REIT, duly and timely file all reports, Tax Returns and other documents required to be filed with federal, state, local and other authorities, subject to prudent management of work force needs and ongoing programs currently in force, use commercially reasonable efforts to keep available the services of the Retained Employees, and will take no action intended to jeopardize the goodwill and relationships with customers, suppliers and others having business dealings with them; provided, however, nothing in this paragraph (a) shall prohibit IFG or any of its Subsidiaries from transferring operations to IFG, any of its wholly owned Subsidiaries, IPT or IPLP or from engaging in real estate development activities. Notwithstanding the foregoing, IFG shall not, nor shall IFG permit any of its Subsidiaries to, enter into a new line of business involving any material investment of assets or resources if it would result in any material exposure to liability or loss to IFG and the Material IFG Subsidiaries taken as a whole.

                 (b) DISTRIBUTIONS. IFG shall not, nor shall IFG permit any Material IFG Subsidiary to, (i) split, combine or reclassify any of their shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, of their shares or (ii) except as set forth in Section 6.1(b) of the IFG Disclosure Letter, redeem, repurchase or otherwise acquire any shares, nor shall IFG permit IPT or IPLP to declare or pay any distributions in respect of any of their shares or partnership units, respectively, other than regular quarterly distributions not to exceed $0.15 ($0.16 after the consummation of the merger contemplated by the AMIT Agreements) per share and per partnership unit, respectively.

                 (c) ISSUANCE OF SECURITIES. Except pursuant to the AMIT Agreements, IFG shall not permit IPT or IPLP to issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than issuances of shares upon exercise or conversion of outstanding stock options, warrants or convertible securities set forth in Section 4.3 or upon vesting of restricted stock. The parties shall promptly furnish to each other such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with the issuance of securities as contemplated by this Section 6.1(c), subject to obtaining customary indemnities.

                 (d) CHARTER DOCUMENTS. IFG shall not, and shall not permit any of the Material IFG Subsidiaries, to amend or propose to amend its charter, by-laws or regulations, or similar organizational documents, except as contemplated herein and as may be necessary or appropriate in connection with the offer to be made by AIMCO pursuant to Section 7.10.

                 (e) ACQUISITIONS. IFG shall not, nor shall IFG permit any of its Subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, an equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, nor shall IFG acquire or agree to acquire a material amount of assets, if such acquisition would adversely affect the tax-free treatment of the Merger under Section 368(a) of the Code or the treatment of IPT as a REIT following the Merger. If IFG or any of the Material Non-REIT Subsidiaries acquires any United States multi-family residential assets, securities or businesses (other than assets, securities or businesses relating to the New York Residential Business or the residential mortgage origination business), IFG shall, and shall cause its Material Non-REIT Subsidiaries to, irrevocably offer AIMCO the option to either (x) require any such assets to be distributed by IFG to SpinCo (or the Spin Off Entities) at the effective time of the Spin Off or (y) retain such assets or businesses by notifying IFG in writing that AIMCO elects to retain such assets; provided however that AIMCO shall be deemed, subject to consummation of the Merger and the merger of IPT and AMIT pursuant to the AMIT Agreements, to have elected to purchase the assets of Angeles Mortgage Investment Trust ("AMIT") to be purchased pursuant to the AMIT Agreements (the"AMIT Assets"). If AIMCO elects to retain such assets AIMCO will reimburse SpinCo for the cost of such assets by increasing the number $308,433,730 in each place it appears in Section 2.3 by the amount of the Acquisition Cost. The term "Acquisition Cost" shall mean with respect to any such assets, the actual amount paid by IFG or any Material Non-REIT Subsidiary for such assets (including reasonable, actual out-of- pocket closing costs and any indebtedness incurred in connection with the acquisition), less net cash flow received by IFG in respect of such investment plus interest on such amount calculated at the 30-day LIBOR rate plus 150 basis points calculated from the date of incurrence or receipt.

                 (f) NO DISPOSITIONS. IFG shall not, nor shall IFG permit any of the Material IFG Subsidiaries to, sell or dispose of any of their assets other than (i) dispositions in the ordinary course of business consistent with past practice, (ii) dispositions of assets set forth on Section

         6.1(f) of the IFG Disclosure Letter, (iii) distribution of all the shares of SpinCo to the stockholders of IFG or (iv) Spin Off Assets and Spin Off Entities.

                 (g) INDEBTEDNESS. IFG covenants and agrees that it will take such actions as are necessary to cause the aggregate indebtedness for borrowed money (including without duplication, guarantees (other than obligations under capitalization notes) and pledges) at IFG and the Material Non-REIT Subsidiaries not to exceed $300,000,000, it being understood that the TOPRs do not constitute indebtedness for borrowed money for the purposes of this provision; provided, however, that any such indebtedness shall be incurred pursuant to the notes (other than those related to Realty One) identified in Note 9 to the Insignia financial statements included on the draft Form 10-K for the period ended December 31, 1997, (ii) IFG's credit facility with First Union National Bank of South Carolina, as agent, in existence on the date hereof or (iii) agreements permitting pre-payment at any time without penalty or premium; provided further that the $300,000,000 amount shall be increased by the amount of debt incurred to acquire assets which AIMCO elects to retain pursuant to Section 6.1(e).

                 (h) COMPENSATION, BENEFITS. Except as may be required by applicable law or as permitted by Sections 2.1 and 7.12 of this Agreement or Section 6.1(h) of the IFG Disclosure Letter, or as requested by AIMCO, IFG shall not, nor shall IFG permit any of the Material IFG Subsidiaries, with respect to Retained Employees to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by IFG or any of its Subsidiaries or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, other than normal, annual increases in the ordinary course of business consistent with past practice; (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement, other than in the ordinary course of business consistent with past practice; or (iii) deposit into any trust (including any "rabbi trust") amounts in respect of any obligations to Retained Employees; provided that transfers into any trust, other than a rabbi or other trust with respect to any non-qualified deferred compensation, may be made in accordance with past practice.

                 (i) ACCOUNTING. IFG shall not, nor shall IFG permit any of its Subsidiaries to, make any changes in their accounting methods, except as expressly required by law, rule, regulation or GAAP.

                 (j) AFFILIATE TRANSACTIONS. As of the Effective Time, except (i) as set forth on Section 6.1(j) of the IFG Disclosure Letter, (ii) for amounts or items covered in Section 2.3 of this Agreement, and (iii) for loans by financial institutions in the ordinary course of business, IFG (and each of its Material Non-REIT Subsidiaries other than SpinCo) shall (x) not have any outstanding notes payable to, accounts payable to, or advances to SpinCo, any Subsidiary of SpinCo, any direct holder of 10% of any class of equity securities of IFG, any officer, director or employee of SpinCo or any Subsidiary of SpinCo or
         (y) not be a party to any contract (other than partnership agreements) with SpinCo, any Subsidiary of SpinCo, or any direct holder of 10% of any class of equity securities, any officer, director or employee of SpinCo or any Subsidiary of SpinCo, other than the Transaction Documents and other agreements contemplated by the Transaction Documents and any agreements otherwise permitted by this Agreement.

                 (k) COOPERATION, NOTIFICATION. IFG shall (i) confer on a regular and frequent basis with one or more representatives of AIMCO to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify AIMCO of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, and (iii) promptly provide AIMCO with copies of all filings made by IFG, SpinCo or any of their Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

                 (l) NO BREACH, ETC. IFG shall not, nor shall IFG permit any of its Subsidiaries to, willfully take any action that would result in a material breach of any provision of this Agreement or in any of its material representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                 (m) CONTRACTS. Except as set forth on Section 6.1(m) of the IFG Disclosure Letter, or for contracts made in the ordinary course of business consistent with past practice, IFG shall not, nor shall IFG permit any Material IFG Subsidiary to modify, amend, terminate, renew or fail to use reasonable business efforts to renew, as the case may be, any contract or agreement material to IFG and the Material IFG Subsidiaries taken as a whole or waive, release or assign any material rights or claims.

                 (n) INSURANCE. IFG shall maintain with financially responsible insurance companies insurance with respect to IFG and the Material IFG Subsidiaries in such amounts and against such risks and losses as are customary for entities engaged in the multi-family apartment business.

                 (o) PERMITS. IFG shall, and shall cause its Subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits which are material to the operations of IFG or its Subsidiaries taken as a whole.

                 (p) TAX MATTERS. IFG shall not, nor shall IFG permit any Subsidiary of IFG to, (i) make or rescind any election relating to Taxes if such action would adversely affect the status of IPT as a REIT or the status of any Subsidiary of IFG (other than the Spin Off

         Entities) as a partnership for federal income tax purposes, (ii) without the written consent of AIMCO, which consent will not be unreasonably withheld, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes unless such settlement or compromise results in (A) a change in taxable income or Tax liability that will reverse in future periods and is therefore, by its nature, a timing difference or (B) a change in taxable income or tax liability that will not reverse in future periods and is therefore, by its nature, a permanent difference or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1996, except as may be required by applicable law or except for such changes that would reduce consolidated federal taxable income or alternative minimum taxable income.

                 (q) TAX SHARING AGREEMENTS. IFG shall not enter into any tax sharing agreement with SpinCo (or any of the Spin Off Entities) without first obtaining AIMCO's consent, which shall not be unreasonably withheld, conditioned or delayed.

                 Section 6.2 COVENANTS OF AIMCO. AIMCO agrees, as to itself and to each of its Subsidiaries, that after the date hereof and prior to the Effective Time or earlier termination of this Agreement:

                 (a) COOPERATION, NOTIFICATION. AIMCO shall (i) confer on a regular and frequent basis with one or more representatives of IFG to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify IFG of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, and (iii) promptly provide IFG with copies of all filings made by AIMCO or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

                 (b) NO BREACH, ETC. AIMCO shall not, nor shall AIMCO permit any of its Subsidiaries to, willfully take any action that would result in a material breach of any provision of this Agreement or in any of its material representations and warranties set forth in this Agreement being untrue on and as of the Closing Date; provided, however, that AIMCO and its Subsidiaries may issue securities, acquire securities or assets and otherwise act in the ordinary course of their business.

                 (c) ACCOUNTING. AIMCO shall not, nor shall AIMCO permit any of its Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation, the SEC or GAAP, and shall maintain its status as a REIT under the Code.

                 (d) ACQUISITION OF AMIT ASSETS. AIMCO covenants and agrees that at the Effective Time AIMCO shall elect to retain the assets acquired by IFG from AMIT pursuant to the AMIT Agreements on the terms set forth in Section 6.1(e).

                 (e) ARTICLES SUPPLEMENTARY. AIMCO covenants and agrees to file Articles Supplementary to the AIMCO Articles in the forms attached as Exhibits 6E and 6F, with only such changes for share amounts or such other additional changes as agreed to by IFG and SpinCo prior to the Effective Time; provided however, that if AIMCO receives the AIMCO Stockholders' Approval prior to the Effective Time, then AIMCO shall not file the Articles Supplementary set forth in
         Exhibit 6E.

                 (f) DIVIDENDS. AIMCO covenants and agrees that during the 20-day AIMCO Index Price measurement period, AIMCO will not declare a dividend in excess of 125% of AIMCO's then latest quarterly dividend declaration.

                 (g) RECLASSIFICATION OF PREFERRED STOCK. AIMCO covenants and agrees that prior to the Effective Time it will take all necessary actions to reclassify a sufficient number of shares of AIMCO Common Stock to issue the Series E Preferred Stock and/or Series F Preferred Stock issued in the Merger.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

                 Section 7.1 ACCESS TO INFORMATION. Upon reasonable notice, each party shall, and shall cause its Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to and following the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its Subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC or any other federal or state regulatory agency or commission and (ii) access to all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement; provided however that the foregoing shall apply to SpinCo and the Spin Off Entities only with respect to information and access necessary to or required by AIMCO in preparation of Tax Returns. Nothing in this Section 7.1 shall require IFG or AIMCO to take any action or furnish any access or information which would cause or could reasonably be expected to cause the waiver of any applicable attorney client privilege. In addition, nothing herein shall require IFG or AIMCO to provide information





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
other than with respect to itself and its Subsidiaries, or the conduct of their businesses. Each party and its representatives shall hold all information obtained by it pursuant to this Agreement in accordance with the terms and provisions of those confidentiality agreements dated October 14, 1997 (as amended by letter dated March 2, 1998) and February 27, 1998 between the parties (the "Confidentiality Agreements"), which shall continue in full force and effect following execution of this Agreement.

                 Section 7.2  PROXY STATEMENT AND REGISTRATION STATEMENT.

                 (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Proxy Statement, the Registration Statement, AIMCO Form 8-A and the SpinCo Form
10. The parties hereto shall each use reasonable best efforts to cause the Proxy Statement and Registration Statement, AIMCO Form 8-A and SpinCo Form 10 to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Series E Preferred Stock and Series F Preferred Stock issuable in connection with the Merger and the underlying AIMCO Common Stock to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to general service of process in any jurisdiction where the Surviving Corporation will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy Statement and Registration Statement. AIMCO shall cause the shares of Series E Preferred Stock and Series F Preferred Stock issuable in the Merger and the AIMCO Common Stock underlying the Series E Preferred Stock to be approved for listing on the NYSE upon official notice of issuance on or prior to the Effective Date. The information provided by any party hereto for use in the Proxy Statement, Registration Statement, AIMCO Form 8-A and SpinCo Form 10 shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement, Registration Statement and SpinCo Form 10.

                 (b) LETTER OF IFG'S ACCOUNTANTS. IFG shall use its reasonable best efforts to cause to be delivered to AIMCO letters of Ernst & Young LLP, dated a date within two business days before the date of the Proxy Statement and Registration Statement, and addressed to AIMCO, in form and substance reasonably satisfactory to AIMCO and customary in scope and substance for "cold comfort" letters delivered by independent public accounts in connection with registration statements on Form S-4.

                 (c) LETTER OF AIMCO'S ACCOUNTANTS. AIMCO shall use its reasonable best efforts to cause to be delivered to IFG letters of Ernst & Young LLP, dated a date within two business days before the date of the Proxy Statement and Registration Statement, and addressed to IFG, in form and substance reasonably satisfactory to IFG and customary in scope and substance for





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
"cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S- 4.

                 (d) ACQUISITIONS. AIMCO agrees that for the 60-day period after the receipt of written notice from IFG, AIMCO will not, and will not permit any of its subsidiaries to, enter into, directly or indirectly, any agreement to acquire or dispose of stock or assets if such acquisition or disposition would require a material change to the information contained in the Proxy Statement and Registration Statement or would require dissemination of a supplement to the Proxy Statement and Registration Statement. IFG shall be entitled to deliver such notice to AIMCO on only one occasion.

                 Section 7.3  REGULATORY MATTERS.

                 (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings in a timely manner and to respond on a timely basis to any requests for additional information made by either of such agencies.

                 (b) HUD APPROVAL. AIMCO shall file or cause to be filed with HUD any documents required to be filed under any applicable law or the rules and regulations of HUD (collectively, the "HUD Rules"), with respect to the Merger. AIMCO will use all commercially reasonable efforts to make such filings in a timely manner and IFG shall make reasonable efforts to assist AIMCO, upon request, in obtaining any necessary approvals of HUD. AIMCO and IFG will respond on a timely basis to any requests for additional information made by HUD. If an approval of HUD with respect to the transactions contemplated hereby ("HUD Approval") is not obtained on or before the Closing Date, SpinCo shall use its reasonable efforts to cause the officers of IPT on the Closing Date to continue to serve in such capacities for purposes of supervising all entities having an ownership interest in entities which own HUD-assisted or HUD-insured properties (the "HUD Properties") and the directors and/or officers of Insignia Residential Group, L.P. or its general partner to continue to serve in such capacities with respect to the management of all HUD Properties, until such approval is obtained. All funds received from the HUD Properties by a REIT GP Entity, Subsidiaries of Insignia Residential Group, L.P. and IPT, shall be placed in escrow until such time as either (i) HUD Approval is obtained, or (ii) AIMCO directs the escrow agent to release the escrowed funds. AIMCO will cause the existing Director and Officer Liability Insurance currently in effect to be continued while any of such officers serve in such capacities. AIMCO shall indemnify such officers to the full extent permitted by law as provided in the certificate of incorporation, as amended, and bylaws of IFG as currently in effect. The parties hereto agree that receipt of any required HUD Approval is not a condition to the obligations of any party hereunder to consummate the Closing. The failure of IFG or SpinCo to perform in accordance with the provisions of this paragraph shall not be, and shall not be deemed, a breach of this Agreement and shall not be, and





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
shall not be deemed, to result in any loss, cost, damage or expense to AIMCO or to result in an IFG Material Adverse Effect.

                 (c) OTHER REGULATORY APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to obtain the IFG Required Statutory Approvals and the AIMCO Required Statutory Approvals.

                 Section 7.4  APPROVAL OF IFG STOCKHOLDERS.

                  (a) IFG MEETING. Subject to the provisions of Section 7.4(c), as soon as reasonably practical, IFG shall (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (together with any adjournments thereof, the "IFG Meeting") for the purpose of securing the IFG Stockholders' Approval, (ii) distribute to its stockholders the Proxy Statement in accordance with applicable federal and state law and with its certificate of incorporation and by-laws, (iii) subject to a good faith determination, upon advice of outside counsel, that to do so would not be inconsistent with the fiduciary duties of its Board of Directors, recommend to its stockholders the approval of the Merger, this Agreement and the transactions contemplated hereby, and (iv) cooperate and consult with AIMCO with respect to each of the foregoing matters. Notwithstanding the foregoing, IFG and its Board of Directors may take and disclose to stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act if required to do so by provisions of the Exchange Act applicable to IFG, comply with Rule 14d-9 thereunder if required to do so by provisions of the Exchange Act applicable to IFG, and make all other disclosures required by provisions of the Exchange Act applicable to IFG.

                 (b) MEETING DATE. IFG agrees to use commercially reasonable efforts to hold the IFG Meeting for the purpose of securing the IFG Stockholders' Approval not later than August 31, 1998 or on such other date as IFG and AIMCO shall mutually determine.

                 (c) FAIRNESS OPINION. It shall be a condition to the IFG Board of Director's obligation to recommend the stockholders of IFG vote in favor of the Merger that the opinion of Lehman Brothers described in Section
4.13 hereof shall not have been withdrawn or materially adversely modified as of the date of the Proxy Statement.

                 Section 7.5 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law and the rules of the NYSE, IFG, SpinCo and AIMCO will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld). The initial press releases with respect to the announcement of this Agreement and the other Transaction Documents shall be in the forms attached hereto as Exhibit A and Exhibit B hereto and shall be released on the date hereof or soon thereafter. All press releases released following the initial press releases will characterize the transaction in a manner consistent with the initial press releases.

                 Section 7.6 NO SOLICITATION. From and after the date hereof, IFG will not, and will not authorize or permit any of its Affiliates or Representatives to, directly or knowingly indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, IFG may (i) at any time prior to the time IFG's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or knowingly indirectly, by or with IFG or its Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning IFG and its business, properties and assets if (A) (x) the third party has first made an Acquisition Proposal and IFG's Board of Directors determines in good faith after consultation with its financial advisors that to do so has a reasonable prospect of leading to an Acquisition Proposal that is superior to the Merger and for which financing for the Acquisition Proposal has a reasonable prospect to be obtained (as determined in good faith by IFG's Board of Directors after consultation with its financial advisor) (a "Superior Proposal") or (y) IFG's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, and after considering oral or written advice of outside counsel that failure to take such action would be inconsistent with its fiduciary duties under applicable law and
(B) prior to furnishing such information to or entering into discussions or negotiations with such Person, IFG (x) except to the extent inconsistent with the fiduciary obligation of IFG's Board of Directors provides prompt notice to AIMCO to the effect that it is planning to furnish information to or enter into discussions or negotiations with such Person and (y) receives from such Person an executed confidentiality agreement in reasonably customary form (but not containing any standstill provision), (ii) comply with the provisions of Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to a tender or exchange offer if such provisions are applicable to IFG or otherwise make any disclosure required by applicable law, and/or (iii) accept an Acquisition Proposal from a third party, provided IFG concurrently terminates this Agreement pursuant to Section 9.1(e) and immediately pays the Break-Up Fee set forth in Section 9.3. Except to the extent inconsistent with the fiduciary obligation of IFG's Board of Directors, IFG shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by IFG, or its Representatives with respect to the foregoing. IFG shall notify AIMCO orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the Person making it), within 24 hours of the receipt thereof, shall keep AIMCO reasonably informed of the status and details of any such inquiry, offer or proposal. As used herein, "Acquisition Proposal" shall mean a proposal or offer (other than by AIMCO or an Affiliate of AIMCO) to acquire at least 20% of the outstanding equity securities of IFG or IPT or a merger, consolidation, share exchange, or other business combination or spin off or similar distribution





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
(other than the Spin Off) involving IFG or IPT or any proposal to acquire in any manner all or substantially all of the assets of IFG or IPT.

                 Section 7.7 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, it being understood that any fees or expenses of Lehman Brothers, Proskauer Rose LLP, Rogers & Wells LLP, and Ernst & Young LLP (for services rendered to and at the request of IFG or any of the Material Non-REIT Subsidiaries) shall be paid by IFG and any fees or expenses of Akin, Gump, Strauss, Hauer & Feld LLP and Miles & Stockbridge shall be paid by IPT.

                 Section 7.8 FURTHER ASSURANCES. Each party will, and will cause its Subsidiaries to, execute such further documents and instruments and take such further actions, including the application for any necessary regulatory approvals or exemptions, as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

                 Section 7.9 REIT STATUS. Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit IFG or IPT from taking and IFG hereby agrees to take and cause IPT to take, any action at any time or from time to time that in the reasonable judgment of IFG is legally necessary for IPT to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on or prior to the Effective Time, including without limitations, making distribution payments to stockholders of IPT.

                 Section 7.10  OFFER TO ACQUIRE MINORITY INTEREST IN IPT.

                 (a) IPT. AIMCO agrees to propose to acquire (by merger) IPT and to use its reasonable best efforts to consummate such merger within three months following the Effective Time (but not earlier than August 15, 1998) at a purchase price of no less than $13.25 per share of beneficial interest of IPT payable in cash.

                  (b) IPT MEETING. If AIMCO or a Subsidiary of AIMCO enters into a definitive merger agreement with IPT pursuant to Section 7.10(a), then, to the extent not violative of IFG's or IPT's obligations under the AMIT Agreements, as soon as reasonably practical, IFG shall cause IPT to (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of IPT's shareholders (together with any adjournments thereof, the "IPT Meeting") for the purpose of securing the approval of the IPT shareholders to such merger; (ii) distribute to the IPT shareholders a proxy statement in accordance with applicable federal and state law and with its declaration of trust and by-laws, (iii) subject to a good faith determination, upon advice of outside counsel, that to do so would not be inconsistent with the fiduciary duties of its Board of Trustees and subject to Section 7.10(a), recommend to the IPT shareholders that they approve such merger, the agreement and plan of merger relating thereto and the transactions contemplated thereby, and (iv) cooperate and consult with AIMCO with respect to each of the foregoing matters. Notwithstanding the foregoing, IPT and its Board of Trustees may take and disclose to shareholders a position contemplated by Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act if required to do so by provisions of the

Exchange Act then applicable to IPT, and make all other disclosures required by provisions of the Exchange Act then applicable to IPT.

                 (c) VOTE OF IPT SHARES. Nothing herein is intended to be, nor shall it be interpreted as, an acquisition by AIMCO prior to the Effective Date of the power to direct the exercise of voting power with respect to any IPT shares owned by IFG. IFG shall have unfettered ability to vote such shares in its discretion.

                 Section 7.11  CONTRIBUTIONS.

                 (a) OPERATING PARTNERSHIP ASSETS. AIMCO agrees that it will use its reasonable best efforts to effect the contribution of all of the assets of IPLP to AIMCOLP in exchange for limited partner interests in AIMCOLP. After the date hereof, IFG shall, to the extent not violative of IFG's or IPT's obligations under the AMIT Agreements, use its commercially reasonable efforts to assist AIMCO in effecting such contribution.

                 (b) IFG ASSETS. Other than as set forth on Section 7.11 of the AIMCO Disclosure Letter, AIMCO shall contribute all of the assets of IFG to AIMCOLP immediately after the Merger.

                 Section 7.12  EMPLOYEES; EMPLOYEE PLANS.

                   (a) RETAINED EMPLOYEES. Except as otherwise may be agreed in writing by the parties, immediately prior to the Effective Time, IFG shall cause all employees of IFG and the Subsidiaries of IFG (other than IPT) previously identified in writing by AIMCO to be terminated (the "Former Employees"). All employees of IFG and the Subsidiaries of IFG as of the Effective Time who are not Former Employees shall be "Retained Employees" and AIMCO shall be liable for all obligations relating to all Retained Employees for all periods from and after the date hereof. IFG and its Subsidiaries (other than the Spin Off Entities) shall not hire new employees after the date hereof and until the Effective Time unless such employment is agreed to in writing by AIMCO at the time of such employee's hire. Except as set forth in this Section 7.12, SpinCo shall assume in the Spin Off all obligations relating to all employees including the Former Employees and employees of SpinCo and its Subsidiaries, arising prior to or at the Effective Time, including all obligations or liabilities relating to employee benefits, health insurance and severance, if any.

                 (b) EMPLOYEE BENEFIT PLANS. On and after the Closing Date, AIMCO shall continue, or cause to be continued, the IFG Benefit Plans for such period as AIMCO may determine in its sole discretion; provided, however, that in no event shall AIMCO terminate or amend the IFG Welfare Plans in a manner which reduces any benefits for, or otherwise adversely affects, Retained Employees, prior to December 31, 1998. SpinCo (and the Spin Off Entities) shall be responsible for all obligations and liabilities relating to or arising under the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Subtitle B of ERISA for employees employed by IFG prior to the Closing Date other than the Retained Employees. SpinCo (and the Spin Off Entities) shall also be responsible for any liabilities or obligations for severance obligations relating to employees of IFG employed by IFG prior to the Closing Date other than the Retained Employees.

                 (c) WELFARE PLANS. On and after the Closing Date, AIMCO shall cause each employee benefit plan or arrangement established, maintained or contributed to by AIMCO or any of its Affiliates (including, without limitation, the IFG Benefit Plans) to grant full credit for all service or employment with, or recognized by, IFG and any of its Affiliates for purposes of eligibility and vesting with respect to any employee pension benefit plan, as defined in Section 3(2) of ERISA, and, for purposes of eligibility and determining the amount of any benefit with respect to any vacation program and any employee welfare benefit plan, as defined in Section 3(1) of ERISA ("AIMCO Welfare Plan"), including without limitation, any health, salary continuation, severance or sick plan. On and after the Closing Date, AIMCO shall pay, or cause to be paid, all claims for health care benefits by the Retained Employees (and their beneficiaries), made after the Closing for post-Closing periods, and shall pay, or cause to be paid, all claims for health care benefits by the Retained Employees (and their beneficiaries), made after the Closing for all periods prior to the Closing, to the extent of the assets in the IFG VEBA at Closing.

                 (d) WAIVER OF CONDITIONS. On the after the Closing Date, AIMCO shall cause each AIMCO Welfare Plan to waive any pre-existing condition exclusions and waiting periods (except to the extent that such exclusions would have then applied or waiting periods were not satisfied under the Existing Welfare Plans or the IFG Welfare Plans) with respect to the Retained Employees (and their beneficiaries). For purposes of computing deductible amounts, co-pays or other maximums under any AIMCO Welfare Plan, expenses and claims recognized prior the Closing Date for similar purposes under the applicable Existing Welfare Plan or IFG Welfare Plan shall be credited or recognized under any AIMCO Welfare Plan.

                 (e) ACCRUED VACATION. AIMCO, IFG and SpinCo agree that all accrued vacation for Retained Employees and after the Effective Time shall be AIMCO's obligation, provided, however that if a Retained Employee (other than on- site employees) is terminated or quits prior to December 31, 1998 (or December 31, 1999 if the Closing occurs in 1999) and such Retained Employee (other than on-site employees) was entitled to accrued vacation relating to his employment prior to the Effective Time (the "SpinCo Vacation Obligation") at the time of his departure and received a cash payment for such SpinCo Vacation Obligation, SpinCo shall promptly reimburse AIMCO for such amount.

                 (f) 401(k) PLAN AND RESTORATION PLAN. Immediately prior to, and subject to, the Spin Off, IFG shall cause a "spin off" of the assets and liabilities of the IFG 401(k) Retirement Plan (the "Existing 401(k) Plan") resulting in the division of the Existing 401(k) Plan into two separate, identical, component plans and trusts, in accordance with applicable law (including, without limitation, Section 414(l) of the Code), covering, respectively, (i) the Retained Employees (and their beneficiaries) (the "IFG 401(k) Plan") and (ii) all other Existing 401(k) Plan participants (and their beneficiaries) (the "SpinCo 401(k) Plan"). Immediately prior to, and subject to, the Spin Off, IFG shall cause a "spin off" of the assets and liabilities of the IFG 401(k) Restoration Plan (the "Existing

Restoration Plan") resulting in the division of the Existing Restoration Plan into two separate, identical component plans and trusts, covering, respectively, (i) the Retained Employees (and their beneficiaries) (the "IFG Restoration Plan") and (ii) all other Existing Restoration Plan participants (and their beneficiaries) (the "SpinCo Restoration Plan"). Immediately prior to, and subject to, the Spin Off, IFG shall cause the SpinCo 401(k) Plan and the SpinCo Restoration Plan to be transferred to SpinCo but shall retain the IFG 401(k) Plan and the IFG Restoration Plan. Prior to the Spin Off, IFG shall draft the appropriate documents and use its reasonable best efforts to take all actions necessary, to the extent possible, to effectuate the intent of this
Section 7.12(f).

                 (g) WELFARE PLANS. Except as otherwise provided herein, immediately prior to, and subject to, the Spin Off, IFG shall cause all IFG Benefit Plans that are employee welfare benefit plans, as defined in Section 3(1) of ERISA (the "Existing Welfare Plans"), to be divided into separate, identical component plans covering, respectively, (i) the Retained Employees (and their beneficiaries) (the "IFG Welfare Plans") and (ii) all other Existing Welfare Plan participants, including without limitation, participants (and their beneficiaries) who experienced a "qualifying event" for purposes of the group health plan continuation coverage requirements of Section 4980 of the Code and Title I, Subtitle B of ERISA prior to the Closing Date regardless of when an election for continuation coverage is made by the participant (the "SpinCo Welfare Plans"). Notwithstanding the foregoing, IFG shall cause the IFG Long Term Disability Plan (the "Existing LTD Plan") to be divided into two separate, identical component plans covering, respectively, (i) employees who work for IFG after the Spin Off and employees who were working in the United States' based multifamily apartment business of IFG and the Subsidiaries not set forth on Section 4.2(b) of the IFG Disclosure Letter at the time they became eligible for benefits under the Existing LTD Plan (the "IFG LTD Plan") and (ii) all other participants in the Existing LTD Plan (the "SpinCo LTD Plan"). Without limiting the generality of the foregoing, immediately prior to, and subject to, the Spin Off, IFG shall cause a "spin off" of the assets and liabilities of each of the IFG Voluntary Employees' Beneficiary Association and the Existing Flexible Spending Plan (which contains premium, dependent care and medical health reimbursement component parts) (respectively, the "VEBA" and the "Flex Plan") resulting in the division of each of the VEBA and the Flex Plan into separate, identical, component plans and trusts, in accordance with applicable law, covering, respectively, (i) the Retained Employees (and their beneficiaries) (respectively, the "IFG VEBA" and "IFG Flex Plan") and (ii) all other participants (and their beneficiaries) in the VEBA and the Flex Plan (respectively, the "SpinCo VEBA" and the "SpinCo Flex Plan"). Immediately prior to and subject to, the Spin Off, IFG shall cause the SpinCo Welfare Plans, SpinCo LTD Plan, SpinCo VEBA and SpinCo Flex Plan to be transferred to SpinCo but shall retain the IFG Welfare Plans, IFG LTD Plan, IFG VEBA and IFG Flex Plan. Prior to the Spin Off, IFG shall draft the appropriate documents and use its reasonable best efforts to take all actions necessary, to the extent possible, to effectuate the intent of this Section 7.12(g).

                 (h) STOCK PLAN. Immediately prior to, and subject to, the Spin Off, IFG shall cause SpinCo to assume all options and awards of restricted stock (whether vested or unvested) held under the IFG Stock Plan by employees of IFG who become employees of SpinCo and convert such options and awards of restricted stock into an option to purchase shares of common stock of SpinCo





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
or an award of restricted stock for shares of common stock of SpinCo, as applicable, as IFG deems appropriate to reflect the Spin Off. Prior to the Spin Off, IFG shall draft the appropriate documents and use its reasonable best efforts to take all actions necessary, to the extent possible, to effectuate the intent of this Section 7.12(h).

                 (i) SPINCO EMPLOYEES. Immediately prior to, and subject to, the Spin Off, IFG shall transfer to SpinCo (or the Spin Off Entities) the employees whose employment relates to the Spin Off Entities and Spin Off Assets, as determined by IFG in its sole discretion, so that no such employee who becomes employed by SpinCo experiences any termination or other interruption in employment. The employees who become employees of SpinCo upon the Spin Off shall not be employees of IFG or any Subsidiary of IFG at the Effective Time, except as otherwise agreed to in writing by the parties.

                 Section 7.13  PERFORMANCE OF OBLIGATIONS.

                 (a) ACQUISITION DOCUMENTS. Following the Effective Time the Surviving Corporation will cause the Subsidiaries of IFG which become Subsidiaries of the Surviving Corporation to discharge the obligations of such parties under the Acquisition Documents and the other agreements set forth on
Section 7.13 of the IFG Disclosure Letter.

                 (b) TOPR ACTIONS. AIMCO covenants and agrees that AIMCO shall comply in all material respects with all of its obligations as the successor corporation in the Merger under the indenture and trust agreement (and any related ancillary documents) relating to the TOPRs.

                 (c) CONVERTIBLE SECURITIES. AIMCO covenants and agrees that AIMCO shall comply in all material respects with the terms of the Convertible Securities, including the antidilution provisions set forth therein.

                 (d) RECORD DATES AND DIVIDEND PAYMENT DATES. AIMCO covenants and agrees that from the date hereof until the Effective Time, AIMCO shall (i) set record dates for the declaration of dividends on all its classes of equity securities and (ii) set payment dates for the payment of dividends on all its classes of equity securities, each consistent with past practice; provided, however, that AIMCO may set its record date for the dividend payment preceding the Ambassador Merger pursuant to the Ambassador Agreement earlier than customary in anticipation of such transaction.

                 Section 7.14 INSURANCE. AIMCO agrees that following the Effective Time the Surviving Corporation will maintain IFG's directors' and officers' insurance and general partner liability insurance and each person covered by such insurance immediately prior to the Effective Time shall be named as additional insureds.





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
                 Section 7.15 BREACHES. Each party hereto agrees it shall notify the other parties hereto prior to Closing if such party is aware of or has knowledge of another party's breach of any representation, warranty or covenant hereunder.

                 Section 7.16 SPINCO FURTHER ASSURANCES. In the event assets used in or relating to the United States multi-family apartment business of IFG are transferred to SpinCo (other than the Spin Off Assets and any such assets which are acquired after the date hereof but which AIMCO does not elect to retain pursuant to Section 6.1(e)), SpinCo shall hold such assets as agent for the sole benefit of IFG, and, promptly following the written request of AIMCO, SpinCo shall take all commercially reasonable actions required to transfer such assets to AIMCO without the payment of additional consideration for such assets and SpinCo shall bear the expenses and other costs required to effect such transfer.

                 Section 7.17  [INTENTIONALLY OMITTED].

                 Section 7.18  APPROVAL OF AIMCO STOCKHOLDERS.

                 (a) AIMCO MEETING. As soon as reasonably practical, AIMCO shall (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (together with any adjournments thereof, the "AIMCO Meeting") for the purpose of securing the approval of the stockholders of AIMCO to the Merger and this Agreement, and the amendment to the AIMCO Articles to make provisions for the TOPRS pursuant to the documents governing the TOPRS, (the "AIMCO Stockholders' Approval"), (ii) distribute to its stockholders the Proxy Statement in accordance with applicable federal and state law and with its certificate of incorporation and by-laws, (iii) subject to a good faith determination, upon advice of outside counsel, that to do so would not be inconsistent with the fiduciary duties of its Board of Directors, recommend to its stockholders the approval of the Merger and this Agreement and the amendment to the AIMCO Articles to make provisions for the TOPRS pursuant to the documents governing the TOPRS, and matters related thereto and (iv) cooperate and consult with IFG with respect to each of the foregoing matters.

                 (b) MEETING DATE. AIMCO agrees to use commercially reasonable efforts to hold the AIMCO Meeting for the purpose of securing the AIMCO Stockholders' Approval not later than August 31, 1998 or on such date as AIMCO and IFG shall mutually determine.

                 Section 7.19  NO STOCK PURCHASE INTENTION.

                 (a) AIMCO. AIMCO represents and warrants that AIMCO and each of its Subsidiaries have no plan or intention to purchase or otherwise acquire, directly or indirectly, stock or securities of IFG other than through the Merger or pursuant to the Call Agreements or, following the Spin Off, voting securities of SpinCo. AIMCO covenants and agrees that AIMCO and any AIMCO Subsidiary will not acquire for a period of three years following the Closing Date more than 3% of the voting securities of SpinCo.





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                 (b)      IFG.  IFG represents and warrants that IFG and each
of its Subsidiaries have no plan or intention to purchase or otherwise acquire, directly or indirectly, stock or securities of AIMCO.

                 (c) SPINCO. SpinCo represents and warrants that SpinCo and each of its Subsidiaries have no plan or intention to purchase or otherwise acquire, directly or indirectly, stock or securities of AIMCO. SpinCo covenants and agrees that SpinCo and any SpinCo Subsidiary will not acquire for a period of three years following the Spin Off more than 3% of the voting securities of AIMCO.

                 Section 7.20      MAINTENANCE OF IFG'S BUSINESS.

                 (a) ASSET SALES. Except within the ordinary course of business or to the extent contemplated by this Agreement or as previously disclosed to IFG, AIMCO covenants and agrees that neither AIMCO nor any AIMCO Subsidiary will transfer, sell or otherwise dispose of a significant portion of the assets acquired by AIMCO from IFG in the Merger for a period of six months following the Closing Date without an opinion from nationally recognized tax counsel acceptable to SpinCo that such transfer, sale or disposition will not adversely affect the treatment of the Spin Off as a tax-free spin off for purposes of Section 355 of the Code.

                 (b) CONTRIBUTIONS. AIMCO covenants and agrees that it will use its reasonable best efforts to contribute to and operate through AIMCOLP (i) substantially all of the property management, partnership services and asset management businesses relating to each of the Shelter Properties Limited Partnerships other than Shelter Properties VII Limited Partnership and
(ii) additional property management, partnership services and asset management businesses acquired in the Merger which, together with the business referred to in clause (i) represent at least $20 million of gross revenues per year and AIMCO or AIMCOLP will employ substantially all of the persons who are responsible for the performance of such business other than on-site property employees who act under the supervision of AIMCO and AIMCOLP employees.

                 Section 7.21 INTERCOMPANY/CONSOLIDATED RETURN GAIN. IFG covenants and agrees that the amount of intercompany income and gain taken into account for purposes of Treasury Regulations Section 1.1502-1, et seq., with respect to IFG or any Subsidiary of IFG as a result of the completion of the Merger and the completion of the Spin Off shall not exceed the amount disclosed in writing to AIMCO by IFG at least five business days prior to the Closing Date.

                 Section 7.22 TRANSFER TAXES. The parties will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding the real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or similar Taxes ("Transfer Taxes") which become payable in connection with the transactions contemplated by this Agreement that are required to be filed on or before the Closing Date.





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                 Section 7.23  OPINION.  Simultaneously with the execution and delivery of this Agreement, AIMCO shall deliver an opinion of Ballard Spahr in the form set forth as Exhibit 7.23.

                 Section 7.24 TOPR ADJUSTMENT. IFG shall consult with and provide detailed calculations to AIMCO at least three business days prior to taking any action prior to the Closing which would result in an adjustment to the conversion ratio of the TOPRs resulting from the SpinOff.

                 Section 7.25   NAMES AND TRADEMARKS.

                 (a) TRADE MARKS. Subject to the terms of this Agreement, no later than the date 90 days after the Closing Date, AIMCO agrees (i) to cause IFG and each Subsidiary of IFG to change its name and all of its trade names, trademarks, service marks and the like, to a name or names which does/do not include the word "Insignia," "ESG" or "Insignia/ESG" and is/are not confusingly similar to the word "Insignia," "ESG" or "Insignia/ESG," or any other trademarks, service marks, trade names or logos used by IFG, (ii) to cause the words "Insignia," "ESG" and "Insignia/ESG," and all corporate names, trademarks, service marks, trade names and logos which are used in any way by IFG to be removed from all marketing, advertising and business materials, including without limitation, telephone listings, signage, brochures and all other property used by IFG or any Subsidiary of IFG, except that AIMCO may continue to use any remaining stationary, business cards and other similar property which bears the word "Insignia" until the stock thereof on hand at the Effective Time has been depleted and (iii) to use its reasonable best efforts to cause buildings which AIMCO will own or in which AIMCO rents space, to change their names to names not including any reference to "Insignia," "ESG" or "Insignia/ESG."

                 (b)      LICENSE.   Effective upon the Closing and continuing
until the later of the date AIMCO has complied with all of the terms of Section 7.25(a) or the date 90 days after the Closing Date, and subject to the terms of this Agreement, IFG and SpinCo hereby grant to AIMCO, solely for the purpose of complying with the terms of Section 7.25(a) hereof, a limited, non-exclusive, royalty free license to use the name "Insignia" and the IFG corporate name, trade name, trademark, service mark and logo (collectively, the "Trade Marks") only in connection with the marketing and sale of goods and/or residential property and asset management services which are currently undertaken by IFG and each Subsidiary of IFG (other than the Spin Off Entities). All use of the Trade Marks by AIMCO shall inure to the benefit of IFG.

                 (c) COURSE OF USE. The Trade Marks shall only be used in the same manner in which they are currently used by IFG and each Material IFG Subsidiary. In the event that the Trade Marks are used in a manner inconsistent with the terms of this sub-section, IFG shall have the right to terminate the limited license of Section 7.25(b) upon ten (10) calendar days' prior notice to AIMCO.

                 Section 7.26      E&P ESTIMATE.   At least 30 days prior to
the Effective Time, IFG shall provide AIMCO and its independent public accountants an estimate of earnings and profits of





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
IFG (including any earnings and profits resulting from the distribution of the stock of SpinCo) and the members of its consolidated group as a whole through the Effective Time (which shall be updated following the Spin Off) prepared by IFG and its independent public accountants, which if not accepted by AIMCO within 15 days of its receipt shall be finally determined by a Big Six accounting firm (the "Alternative Analyst") to be chosen by the parties within 60 days of the execution hereof, and in such event, IFG agrees to cooperate with and to provide all documents and other information to the Alternative Analyst as requested by the Alternative Analyst for the purpose of completing such analysis.

                 Section 7.27      PREPARATION OF TAX RETURNS; TAX COOPERATION.

                 (a) PREPARATION OF RETURNS. AIMCO will be responsible for the preparation of all federal, state, local and foreign Tax Returns for IFG and the Subsidiaries of IFG other than the Spin Off Entities for all periods ending on or after the Effective Date. SpinCo and its accountants will be provided for their review and approval, a draft of each material Tax Return at least 30 days prior to the date AIMCO intends to file such Tax Return. SpinCo will have the right to require within 20 days of receipt of the Tax Return such changes to such returns as it and its accountants believe are reasonable or appropriate to properly reflect the liability of IFG and its Subsidiaries (other than the Spin Off Entities) for the period through and including the Effective Date.

                 (b) COOPERATION REGARDING TAXES. Each of AIMCO and SpinCo will, and will cause its Subsidiaries and their respective personnel to, cooperate fully with the other of them in connection with the preparation and review of Tax Returns and in connection with any examinations of any Tax Returns filed by either of them or any of their Subsidiaries.

                 Section 7.28 INDEMNITY ENFORCEMENT. AIMCO covenants and agrees to assign and cause each of its Subsidiaries (after giving effect to the Merger) to assign to SpinCo (or any of the Spin Off Entities) at the Effective Time (i) the right to assert, prosecute and enforce, at SpinCo's expense, the indemnification and related provisions of, and the other remedies available with respect to, the Acquisition Documents in the name of the Surviving Corporation (as successor to IFG ) and each of its Subsidiaries (after giving effect to the Merger) with respect to any claim as to which any AIMCO Indemnitee (as defined in the Indemnification Agreement) asserts against SpinCo under the Indemnification Agreement and (ii) any amounts recovered by SpinCo pursuant to the assertion, prosecution and enforcement of any of such indemnification provisions or other remedies by SpinCo under the Acquisition Documents. The parties hereto agree that the partial assignment by AIMCO and its Subsidiaries will allow AIMCO and its Subsidiaries to preserve their rights
(i) to assert, prosecute and enforce, at AIMCO's expense, the indemnification and related provisions of, and the other remedies available with respect to, the Acquisition Documents in the name of the Surviving Corporation (as successor to IFG) and each of its Subsidiaries (after giving effect to the Merger) with respect to any claim the Surviving Corporation or any Subsidiary of the Surviving Corporation (after giving effect to the Merger) may have pursuant to the Acquisition Documents and (ii) to any amounts recovered by them pursuant to the assertion, prosecution and enforcement of any of such indemnification provisions or other remedies under the Acquisition Documents (to the extent not





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
actually indemnified by SpinCo pursuant to the Indemnification Agreement). In the event the assignment provided for in the first sentence of this paragraph is found to be unenforceable for any reason with respect to one or more of the Acquisition Documents on one or more occasions, AIMCO covenants and agrees that
(i) SpinCo shall be, without further action by AIMCO, the designated attorney-in-fact of the Surviving Corporation and each of its Subsidiaries (after giving effect to the Merger) with full power and authority to enforce the indemnification and related provisions of, and the other remedies available with respect to, the Acquisition Document or Documents, as required, with respect to any claim as to which any AIMCO Indemnitee asserts against SpinCo under the Indemnification Agreement and (ii) any amounts recovered by SpinCo pursuant to the assertion, prosecution and enforcement of any of such indemnification provisions or other remedies by SpinCo under the Acquisition Documents shall be the property of SpinCo. AIMCO covenants and agrees to cause each of its Subsidiaries (after giving effect to the Merger) of the Surviving Corporation to grant SpinCo at the Effective Time the rights with respect to such Subsidiary provided for in the immediately preceding sentence.

                 Section 7.29     AMBASSADOR PROXY.   AIMCO, IFG and SpinCo
shall each cooperate in the filing by AIMCO and Ambassador of the proxy statement and registration statement and amendments thereto related to the merger of AIMCO and Ambassador Apartments, Inc. (the "Ambassador Merger"), including providing financial statements, information required for pro forma financial statements, business descriptions, cooperate in responding to SEC comments and any other information required by the rules and regulations of the SEC.

                 Section 7.30 WINTHROP. SpinCo covenants and agrees to take any and all actions necessary to assign to AIMCO the right to vote the Class B Shares in First Winthrop Corporation from and after the Effective Time. SpinCo also agrees to engage AIMCO as a consultant to advise SpinCo with respect to the residential properties controlled by First Winthrop Corporation, with the fee for such services being an amount equal to the amount of dividends received by SpinCo in respect of the Class B Shares attributable to such residential properties.


                                  ARTICLE VIII

                                   CONDITIONS

                 Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

                 (a) STOCKHOLDER APPROVAL. The IFG Stockholders' Approval shall have been obtained.





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
                 (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect.

                 (c) NO CHANGE IN LAW. The Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation adopted or amended after the date hereof.

                 (d) FAIRNESS OPINION. The opinions of Lehman described in Section 4.13 hereof shall have been delivered at the time of the execution of this Agreement.

                 (e) HSR APPROVAL. Any waiting periods under the HSR Act applicable to the Merger shall have expired or been terminated.

                 (f) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act.

                 Section 8.2 CONDITIONS TO OBLIGATION OF AIMCO TO EFFECT THE MERGER. The obligation of AIMCO to effect the Merger shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by AIMCO in writing pursuant to Section 9.5:

                 (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of IFG and SpinCo set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time); provided that this condition to the obligation of AIMCO to consummate the Merger shall be deemed satisfied if the aggregate loss, cost, damage or expense to AIMCO due to breaches of such representations and warranties (without giving effect to any materiality qualification or standard contained in any such representations and warranties) when aggregated with failures to comply with covenants by IFG and SpinCo and IFG Material Adverse Effects and SpinCo Material Adverse Effects do not exceed $50.0 million.

                 (b) CLOSING CERTIFICATES. AIMCO shall have received certificates signed by the chief financial officer of IFG and SpinCo, each dated the Closing Date, to the effect that, to the best of such officer's knowledge, the condition set forth in Section 8.2(a) with respect to such entity have been satisfied.

                 (c) REIT OPINION. AIMCO shall have received an opinion of counsel to IPT, dated as of the Effective Time, in substantially the form attached hereto that, for IPT's taxable year ended December 31, 1997, and all subsequent taxable years ending on or before





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
         the Effective Time, if any, IPT was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, IPT's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations). AIMCO agrees that the form of opinion attached hereto as Exhibit 8.2(c) shall be acceptable to AIMCO and that the failure of IPT to deliver such opinion substantially in the form attached shall constitute a breach by IFG unless such failure shall be due solely to a change in law (statutory or case law) or regulation occurring after the date hereof.

                 (d) OPINION OF IFG'S SPECIAL COUNSEL. AIMCO shall have received the opinion of Proskauer Rose LLP (or another nationally recognized law firm acceptable to AIMCO) to the effect that this Agreement is enforceable under New York law, that all requisite approvals under the DGCL have been obtained, that this Agreement, the Indemnification Agreement, the Voting Agreements (for Andrew L. Farkas and The Andrew L. Farkas Trust), the Irrevocable Proxies (for Andrew
         L. Farkas and The Andrew L. Farkas Trust) and the Call Agreements constitute the valid and binding obligation of IFG, SpinCo and/or the other parties thereto (other than AIMCO), as applicable, and that such agreements are enforceable against IFG, SpinCo and/or the other parties thereto (other than AIMCO), as applicable, in accordance with their terms (with customary exceptions, assumptions and qualifications and based on customary representations). AIMCO agrees that the form of opinion attached hereto as Exhibit 8.2(d) shall be acceptable to AIMCO and that the failure of IFG to deliver such opinion in substantially the form attached shall constitute a breach by IFG unless such failure shall be due solely to a change in law (statutory or case law) or regulation occurring after the date hereof.

                 (e) SPIN OFF TIMING. The Spin Off shall have occurred at least ten business days prior to the Closing Date.

                 (f) MERGER OPINION. AIMCO shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP (or another nationally recognized law firm acceptable to AIMCO) that, based upon certificates and letters acceptable to Skadden, Arps, Slate, Meagher & Flom LLP (or such other nationally known law firm acceptable to AIMCO) dated as of the Closing Date, the Merger will qualify as a "reorganization" within the meaning of Section 368 of the Code (with customary exceptions, assumptions and qualifications and based on customary representations). AIMCO agrees that an opinion in substantially the form attached hereto as Exhibit 8.2(f) shall be acceptable to AIMCO and the failure of AIMCO to receive delivery of such opinion in substantially the form attached hereto shall constitute a breach by AIMCO unless such failure shall be due solely to a change in law (statutory or case law) occurring after the date hereof.





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                 Section 8.3  CONDITIONS TO OBLIGATION OF IFG TO EFFECT THE
MERGER. The obligation of IFG to effect the Merger shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by IFG in writing pursuant to Section 9.5.

                 (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of AIMCO set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time); provided that this condition to the obligation of IFG to consummate the Merger shall be deemed satisfied if the aggregate loss, cost, damage or expense to IFG due to breaches of such representations and warranties (without giving effect to any materiality qualification or standard contained in any such representations and warranties) when aggregated with failures to comply with covenants by AIMCO and AIMCO Material Adverse Effects do not exceed $50.0 million.

                 (b) CLOSING CERTIFICATES. IFG shall have received a certificate signed by the chief financial officer of AIMCO, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the condition set forth in Section 8.3(a) has been satisfied.

                 (c) REIT OPINION. IFG and SpinCo shall have received an opinion of counsel to AIMCO dated as of the Effective Time, in substantially the form attached hereto that, for AIMCO's taxable year ended December 31, 1997, and all subsequent taxable years ending on or before the Effective Time, AIMCO was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, AIMCO's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations). IFG agrees that the form of opinion attached hereto as Exhibit 8.3(c) shall be acceptable to IFG and that the failure of AIMCO to deliver such opinion shall constitute a breach by AIMCO unless such failure shall be due solely to a change in law (statutory or case law) or regulation occurring after the date hereof.

                 (d) OPINION OF AIMCO'S MARYLAND COUNSEL. IFG shall have received the opinion of Ballard Spahr (or another nationally recognized law firm acceptable to IFG) to the effect that this Agreement and the articles of merger are enforceable under Maryland law, that all requisite approvals have been obtained, and at the Effective Time upon issuance thereof in accordance with the terms of this Agreement, such shares of Series E Preferred Stock and the Series F Preferred Stock will be validly issued, fully paid and nonassessable and not subject to preemptive rights and the shares of AIMCO Common Stock underlying the Series E Preferred Stock and the Series F Preferred Stock upon issuance in accordance with the terms of the Series E Preferred Stock or the Series F Preferred Stock will be validly issued fully paid and non assessable and not subject to preemptive rights, and as to such other





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
         matters as are customary in a transaction such as the Merger. IFG agrees that the form of opinion attached hereto as Exhibit 8.3(d) shall be acceptable to IFG and that the failure of AIMCO to deliver such opinion shall constitute a breach by AIMCO unless such failure shall be due solely to a change in law (statutory or case law) or regulation occurring after the date hereof.

                 (e) MERGER OPINION. IFG shall have received an opinion of Rogers & Wells LLP (or another nationally recognized law firm acceptable to the recipient) that, based upon certificates and letters acceptable to Rogers & Wells LLP (or another nationally recognized law firm acceptable to IFG) dated as of the Closing Date, the Merger will qualify as a "reorganization" within the meaning of Section 368 of the Code and the Spin Off should continue to qualify as a tax deferred distribution to IFG's stockholders (with customary exceptions, assumptions and qualifications and based on customary representations). IFG agrees that an opinion substantially in the form attached hereto as Exhibit 8.3(e) shall be acceptable to IFG and that the failure of IFG to obtain delivery of such opinion shall constitute a breach by IFG unless such failure shall be due solely to a change in law (statutory or case law) or regulation occurring after the date hereof.

                 (f) OPINION OF AIMCO'S COUNSEL. IFG shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP (or another nationally known law firm acceptable to IFG) to the effect that this Agreement is enforceable under New York law, that this Agreement, the Indemnification Agreement, the Voting Agreement, and the Call Agreements constitute the valid and binding obligation of AIMCO and AIMCOLP, and that such agreements are enforceable against AIMCO and AIMCOLP, in accordance with their terms (with customary exceptions, assumptions and qualifications and based on customary representations). IFG agrees that an opinion substantially in the form attached hereto as Exhibit 8.3(f) shall be acceptable to IFG and that the failure of AIMCO to deliver such opinion shall constitute a breach by AIMCO unless such failure shall be due solely to a change in law (statutory or case law) or regulation occurring after the date hereof.

                 (g) LISTING OF SHARES. The shares of Series E Preferred Stock and Series F Preferred Stock issuable in the Merger pursuant to
         Article II and the shares of AIMCO Common Stock underlying the Series E Preferred Stock and Series F Preferred Stock shall have been approved for listing on the NYSE upon official notice of issuance.
         The parties acknowledge and agree that if IFG elects to waive this condition in the event it is not satisfied, such waiver will not constitute a waiver of (or absolve AIMCO from liability for) the breach of the covenant in Section 7.2(a).

                 (h) RELEASE OR REFINANCING OF INDEBTEDNESS. AIMCO shall have either refinanced or assumed the indebtedness of IFG which is included in the Estimated Closing Schedule (the "Assumed Debt") but in either case, AIMCO shall have caused the lender of such Assumed Debt to release, at the Effective Time, SpinCo, any Subsidiaries of SpinCo and their respective assets and properties from all guarantees, liens, pledges and other security arrangements, in favor of the lender of the Assumed Debt. AIMCO shall have provided SpinCo with evidence (UCC-3 releases, payoff letters, etc.) reasonably satisfactory to SpinCo reflecting the termination of such security arrangements.


                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

                 Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of IFG contemplated by this Agreement only:

                 (a) by mutual written consent of the Boards of Directors of IFG and AIMCO;

                 (b) (i) by either AIMCO or IFG if there has been any breach by the other party of any representation or warranty, or failure to comply with any of the other party's covenants and which breaches, failures and IFG Material Adverse Effects or AIMCO Material Adverse Effects, as the case may be, individually or in the aggregate would result in losses, costs, damages or expenses that would exceed $50.0 million, and, which breaches, failures and IFG Material Adverse Effects or AIMCO Material Adverse Effects, as the case may be, have not been cured within 60 days following receipt by the breaching or failing party of notice of such breach or adequate assurance of such cure shall not have been given by or on behalf of the breaching party within such 60 day period, (ii) by either party, if the IFG Board of Directors or any committee of the IFG Board of Directors (A) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation upon AIMCO's request, (C) shall approve or recommend any acquisition of either IFG or IPT or a material portion of its assets or securities or any tender offer or exchange offer for shares of IFG or IPT, in each case, other than by AIMCO or an Affiliate thereof or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C), or (iii) by AIMCO or IFG, if any state or federal law, order, rule or regulation is adopted or issued after the date hereof, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

                 (c) by either AIMCO or IFG, by written notice to the other party, if the Effective Time shall not have occurred on or before December 31, 1998; provided, however, that such date shall be extended to March 31, 1999 if the Proxy Statement and Registration Statement have been filed with the SEC and are actively being prosecuted by IFG and AIMCO (the "Termination Date"); provided, further, however, that the right to terminate the Agreement





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
         under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before this date;

                 (d) by AIMCO or IFG, by written notice to the other party, if the IFG Stockholders' Approval shall not have been obtained at a duly held IFG Meeting prior to the Termination Date, including any adjournments thereof;

                 (e) by IFG prior to the approval of this Agreement by the stockholders of IFG, by written notice to AIMCO, if the Board of Directors of IFG shall determine in good faith that an Acquisition Proposal constitutes a Superior Proposal; provided, however, that IFG may not terminate this Agreement pursuant to this clause (e) unless
         (i) five days shall have elapsed after delivery to AIMCO of a written notice of such determination by such Board of Directors and at all reasonable times during such five-day period IFG shall have cooperated with AIMCO in informing AIMCO of the terms and conditions of such Acquisition Proposal and the identity of the person or group making such Acquisition Proposal, with the objective of providing AIMCO a reasonable opportunity, during such five-day period, to propose adjustments in the terms and conditions of this Agreement so that a business combination between IFG and AIMCO may be effected, (ii) during such five-day period, IFG's Board of Directors negotiates in good faith with AIMCO with respect to such proposed modifications; provided, however, that the decision as to whether to proceed with the Merger and other Transactions shall be at the discretion of the Board of Directors of IFG and (iii) at the end of such five-day period IFG's Board of Directors shall continue to believe in good faith that such Acquisition Proposal constitutes a Superior Proposal;

                 (f) by AIMCO or IFG if the Spin Off has not occurred by December 31, 1998 or by such date IFG and SpinCo are unable to retain nationally recognized tax counsel willing to give the opinion described in Section 8.3(e); provided, however, that such date shall be extended to March 31, 1999 if the Proxy Statement and Registration Statement have been filed with the SEC and are actively being prosecuted by IFG and AIMCO; or

                 (g) by AIMCO or IFG if the other party hereto has the right to terminate this Agreement pursuant to Section 9.1(b)(i); provided, however, if the party with the right to terminate pursuant to Section 9.1(b)(i) agrees to waive as a closing condition only the other party's breaches of representations and warranties, failures to comply with the other party's covenants and the other party's Material Adverse Effects to the extent and only to the extent such breaches, failures or Material Adverse Effects exceed $50 million, then neither AIMCO nor IFG shall have any right to terminate this Agreement pursuant to this subsection (g); provided, however, that any such limited waiver shall first be applied against the other party's breaches of representations and warranties and then applied to failure to comply with covenants; and provided, further, that nothing in this subsection (g) shall impair the right of the party making the limited waiver to assert claims pursuant to this Agreement and the Indemnification Agreement for the other party's breaches of representations and warranties, failures to comply with the other party's covenants and Material Adverse Effects in the aggregate amount of up to $49,999,999.

                 Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either IFG or AIMCO pursuant to Section 9.1, Sections 7.5, 7.6, 7.7, 9.1, 9.2, 9.3, 9.6 and Article X shall survive the termination indefinitely (unless otherwise specifically provided therein).

                 Section 9.3  TERMINATION FEES.

                 (a) AIMCO BREAK-UP FEE. If (i) this Agreement (A) is terminated by AIMCO pursuant to Section 9.1(b)(i), (B) is terminated by IFG pursuant to Section 9.1(e) or Section 9.1(g), (C) is terminated as a result of IFG's breach of Section 7.4(a), (D) is terminated because the stockholders of IFG do not approve the Merger or (E) is terminated by either AIMCO or IFG pursuant to Section 9.1(f) or (F) is terminated by either party as a result of the inability of counsel to IFG or IPT to deliver an opinion set forth in
Section 8.2(c) or (d), unless such inability is due solely to a change in law (statutory or case) or regulation after the date hereof, (ii) at the time of such termination or prior to the meeting of IFG's stockholders but after the date hereof there shall have been made an Acquisition Proposal involving IFG or IPT (whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination or of such meeting) and (iii) within one year of the termination of this Agreement IFG or IPT becomes a Subsidiary of the party which has made such Acquisition Proposal or a Subsidiary of an Affiliate of such party or accepts a written offer to consummate or consummates an Acquisition Proposal with such party or an Affiliate thereof, then IFG, upon the signing of a definitive agreement relating to such Acquisition Proposal, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of IFG or IPT becoming such a Subsidiary or of such Acquisition Proposal, shall pay to AIMCO the Break-Up Fee. The payment of the Break-Up Fee shall be compensation and liquidated damages for the loss suffered by AIMCO as the result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances, and IFG shall have no other liability to AIMCO, other than the payment of the Break-Up Fee, and IPT shall have no liability to AIMCO. The "Break-Up Fee" shall be an amount equal to the lesser of (i) $24.0 million (the "Base Amount") and (ii) the sum of (X) the maximum amount that can be paid to AIMCO in the year in which this Agreement is terminated (the "Termination Year") and in all relevant taxable years thereafter without causing it to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code (the "REIT Requirements") for such year, determined as if the payment of such amount did not constitute income described in Section 856(c) (2)(A)-(H) and 856(c)
(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to AIMCO, and (Y) in the event AIMCO receives a ruling from the IRS (a "Break-Up Fee Ruling") holding that AIMCO's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Base Amount less the amount payable under clause (X) above. If the amount payable for the Termination Year under the preceding sentence is less than the Base Amount, IFG shall place the remaining portion of the Base Amount in escrow and shall not release any portion thereof to AIMCO and AIMCO shall not be entitled to any such amount unless and until IFG receives either of the following: (i) a letter from





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
AIMCO's independent accountants indicating the maximum amount that can be paid at that time to AIMCO without causing AIMCO to fail to meet the REIT Requirements for any relevant taxable year, together with either an IRS Ruling issued to AIMCO or an opinion of AIMCO's tax counsel to the effect that such payment would not be treated as includible in the income of AIMCO for any prior taxable year, in which event IFG shall pay such maximum amount, or (ii) a Break-Up Fee Ruling, in which event IFG shall pay to AIMCO the unpaid Base Amount. IFG's obligation to pay any unpaid portion of the Break-Up Fee shall terminate ten years from the date of this Agreement and IFG shall have no obligation to make any further payments notwithstanding that the entire Base Amount has not been paid as of such date.

                 (b) IFG LIQUIDATED DAMAGES. If this Agreement is terminated by IFG in accordance with Section 9.1(b)(i), or by IFG as a result of the inability of counsel to AIMCO to deliver an opinion set forth in Section
8.3 (c), (d) or (f), unless such inability is due solely to a change in law (statutory or case) or regulation after the date hereof and, at the time of such termination, IFG has not breached any of its representations or warranties or failed to comply with covenants requiring or prohibiting the payment of money set forth in this Agreement which aggregated with IFG Material Adverse Effects are more than $50.0 million, then AIMCO shall pay to IFG liquidated damages in the amount of $50.0 million ("Liquidated Damages"), and AIMCOLP hereby agrees to be jointly and severally liable for such Liquidated Damages. The payment of the Liquidated Damages shall be compensation and liquidated damages for the loss suffered by IFG as the result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances, and AIMCO and AIMCOLP shall not have any liability to IFG, other than the payment of the Liquidated Damages.

                 (c) EXPENSES. The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 9.3, if IFG fails to promptly pay to AIMCO any fee due under Section 9.3(a), in addition to any amounts paid or payable pursuant to such sections, if AIMCO is entitled to such fee, IFG shall pay the reasonable costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken by AIMCO to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America National Trust and Savings Association from the date such fee was required to be paid.

                 Section 9.4 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the stockholders of IFG and prior to the Effective Time, but after such approval, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under Article II or
(b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of IFG Common Stock or AIMCO Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Surviving Corporation without the further approval of such stockholders





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
under Maryland law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 Section 9.5 WAIVER. At any time prior to the Effective Time, a party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                 Section 9.6 DAMAGES. Notwithstanding any other provision herein, the parties agree that if the Merger is consummated each party hereto shall have the right to collect damages for any breach of representations or warranties or failure to comply with covenants, and any failure to satisfy any condition, as provided in the Indemnification Agreement; provided, however, that if pursuant to Section 9.1(g) a party agrees to waive the other party's breaches of representations, warranties, failures to comply with covenants, IFG Material Adverse Effects or AIMCO Material Adverse Effects, as the case may be, and consummates the Merger, then such waiving party's right to make a claim for damages shall be limited to $50 million provided, further that this limitation shall not apply to IFG's waiver of Section 8.3(g). In addition, the parties agree that if this Agreement is terminated by either party and no Break-Up Fee is payable pursuant to Section 9.3(a), AIMCO shall have the right to collect damages for any breach of this Agreement by IFG. If this Agreement is terminated by IFG and IFG is not entitled under the terms of this Agreement to receive Liquidated Damages pursuant to Section 9.3(b), IFG shall not have any right to assert a claim for damages for any breach by AIMCO of this Agreement.


                                   ARTICLE X

                               GENERAL PROVISIONS

                 Section 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall survive the Effective Time until the later of (a) June 30, 1999 and (b) the date which is nine months after the Closing, except that the representations and warranties set forth in Sections 4.9, 4.10, 4.11, 5.9, 5.10, 5.11, 7.21 and 7.22 and the
covenants in this Agreement intended to be performed after the Closing shall survive until the expiration of the applicable statute of limitations, unless otherwise set forth in the applicable section. The obligations of the parties to this Agreement for breaches of representations and warranties and failure to comply with covenants shall be as set forth in Sections 9.3 and 9.6 and the Indemnification Agreement. Sections 9.3 and 9.6 and the Indemnification Agreement shall be the sole remedy for breaches of this Agreement.





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
                 Section 10.2 BROKERS. IFG represents and warrants that, except for Lehman Brothers whose fees have been disclosed to AIMCO prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IFG. AIMCO represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AIMCO.

                 Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service, or
(c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (i)      If to SpinCo or IFG, to:
                          Insignia/ESG Holdings, Inc.
                          200 Park Avenue
                          New York, New York  10166
                          Attn:  Adam B. Gilbert, Esq.
                          Telecopy:  (212) 984-6655
                          Telephone:  (212) 984-6644

                          with a copy (which shall not constitute notice) to:
                          Proskauer Rose LLP
                          1585 Broadway
                          New York, New York  10036
                          Attn:  Arnold S. Jacobs, Esq.
                          Telecopy:  (212) 969-2900
                          Telephone:  (212) 969-3210

                 (ii)     If to AIMCO, to:
                          Apartment Investment and Management Company
                          1873 South Bellaire Street, 1th Floor

                          Denver, Colorado 80222
                          Attn:  Peter K. Kompaniez
                          Telecopy:  (303) 757-8735
                          Telephone:  (303) 757-8101

                          with a copy (which shall not constitute notice) to:
                          Skadden, Arps, Slate, Meagher & Flom LLP
                          300 South Grand Avenue





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
                          Los Angeles, CA  90071
                          Attn:  Thomas C. Janson, Esq.
                          Telecopy:  (213) 687-5221
                          Telephone:  (213) 688-5600

                 Section 10.4 MISCELLANEOUS. This Agreement, the Transaction Documents, the Confidentiality Agreements and the documents and instruments referred to herein, together with any side letters of even date herewith delivered in connection herewith, (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof,
(b) shall not be assigned by any party, and (c) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the MGCL or the DGCL.

                 Section 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                 Section 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                 Section 10.7 PARTIES' INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except that the directors, officers and general partners covered by the insurance referred to in Sections 7.3 and 7.14 shall have the right to enforce such provisions and SpinCo shall have the right to enforce AIMCO's obligations under Section 7.10 hereunder.

                 Section 10.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this





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Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

                 Section 10.9 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                 Section 10.10 KNOWLEDGE. As used herein, the "knowledge" of IFG, SpinCo or any Material IFG Subsidiary shall mean the actual knowledge of Andrew L. Farkas, James A. Aston, Frank M. Garrison, Ronald Uretta or Jeffrey
P. Cohen (with respect to IPT and its Subsidiaries only) or any of them, and the "knowledge" of AIMCO or any AIMCO Subsidiary shall mean the actual knowledge of Terry Considine, Peter Kompaniez, Thomas M. Toomey or Harry G. Alcock (with respect to property-related matters only), or any of them.

                 Section 10.11 LOSSES. For the purposes of valuing the $50.0 million amount set forth in Sections 8.2(a), 8.3(a), 9.1(b)(i), 9.1(g), 9.3(b) and 9.6, the amount of losses, costs, damages and expenses shall be determined in accordance with the definition of the term "Losses" in Section 1 of the Indemnification Agreement.

                 Section 10.12 BREACHES. Notwithstanding any other provision herein, if at the execution of this Agreement AIMCO has actual knowledge of a breach of any representation or warranty by IFG or SpinCo, or IFG or SpinCo has actual knowledge of a breach of any representation or warranty by AIMCO, such party shall be deemed to have waived such breach to the extent of its actual knowledge of such breach at the time of the execution of this Agreement.

                           *     *     *     *     *





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
                 IN WITNESS WHEREOF, AIMCO, IFG and SpinCo have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                  APARTMENT INVESTMENT AND
                                  MANAGEMENT COMPANY


                                  By:  /s/  Peter Kompaniez
                                     -----------------------------------------
                                                 Peter Kompaniez
                                        Title:

                                  INSIGNIA FINANCIAL GROUP, INC.


                                  By:  /s/  Andrew L. Farkas
                                     -----------------------------------------
                                           Andrew L. Farkas
                                           Chairman of the Board and
                                           Chief Executive Officer

                                  INSIGNIA/ESG HOLDINGS, INC.
                                  (with respect to Article IVA, Sections 2.3,
                                  6.1, 7.1, 7.2, 7.3, 7.5, 7.7, 7.8, 7.12,
                                  7.16, 7.19(c), 7.27, 7.28, 7.29, 7.30, 8.1,
                                  8.2 and Articles IX and X only)


                                  By:  /s/  Ronald Uretta
                                     -----------------------------------------
                                           Ronald Uretta
                                           President

                                  AIMCO PROPERTIES, L.P.
                                  (with respect to Section 9.3(b) and Article
                                  X only)

                                  By: AIMCO-GP, Inc.
                                  Its: General Partner

                                  By:  /s/  Peter Kompaniez
                                     -----------------------------------------
                                                 Peter Kompaniez
                                         Title:





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